Exhibit 4.4

EXECUTION VERSION

GAC HOLDCO INC.

12.000% SENIOR SECURED NOTES DUE 2025

INDENTURE

Dated as of August 12, 2021

The Guarantors party hereto from time to time

The Bank of New York Mellon
as Trustee

BNY Trust Company of Canada
as Canadian Co-Trustee

BNY Trust Company of Canada
as Notes Collateral Agent

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EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF UNIT
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE
Exhibit E	FORM OF HEDGING INTERCREDITOR AGREEMENT
Exhibit F	FORM OF NOTICE OF MANDATORY EXCHANGE

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE, dated as of August 12, 2021, among GAC HoldCo Inc., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada (the “Company”), the Guarantors party hereto from time to time (the “Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”), BNY Trust Company of Canada, as Canadian Co-Trustee (in such capacity, the “Canadian Co-Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”) and any and all successors thereto.

The Company, the Guarantors, the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 12.000% Senior Secured Notes due 2025 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is amalgamated or merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by HEAC of 100% of the share capital of JACOS, which owns the Hangingstone Expansion Project.

“Acquisition Agreement” means the Acquisition Agreement as defined in the Offering Circular (as defined herein).

“Acquisition Closing Date” means the closing date of the Acquisition.

“Additional Notes” means Notes (other than the Initial Notes) issued after the Issue Date under this Indenture in accordance with Sections 2.02, 4.08 and 4.09 hereof, as part of the same class as the Initial Notes.

“Additional Notes Collateral” means any Collateral acquired after the Issue Date or any other assets of the Company and its Subsidiaries not constituting Collateral as of the Issue Date that subsequently become subject to a Notes Priority Lien.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, as determined by the Company, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at August 15, 2023 (such redemption price being set forth in the table appearing in Section 3.07(a)), plus (ii) all required interest payments due on the Note through August 15, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50.0 basis points; over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of redemption of, or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets by the Company or any of the Company’s Restricted Subsidiaries; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.16 and/or Section 5.01 and not by Section 4.17 of this Indenture; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries (other than statutory or directors’ qualifying shares).

Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$5.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries, including to a Person which becomes a Restricted Subsidiary in connection with such transfer;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale, lease or other transfer of products (including Hydrocarobons), services or accounts receivable in the ordinary course of business, including the sale of the Company’s or one of its Restricted Subsidiaries’ products pursuant to agreements for customary royalty arrangements entered into in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7) any sale, abandonment or other disposition of damaged, worn-out, redundant or obsolete assets in the ordinary course of business (including the abandonment or other disposition of Oil and Gas interests or intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole) and any sale or other disposition of surplus or redundant real property in the ordinary course of business;

(8) the abandonment, farm out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(9) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business and foreclosure or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries;

(10) the granting of Liens not prohibited by Section 4.09;

(11) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(12) a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions in connection with any Permitted Tax Reorganization; and

(13) any exchange (other than with a Person that is an Affiliate of the Company) of assets (including a combination of assets and Cash Equivalents) for assets or services related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Subsidiaries taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of US$10.0 million shall be set forth in a resolution of the Board of Directors of the Company; provided, that the Company shall apply any cash or Cash Equivalents received in any such exchange of assets as described in Section 4.17(b).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal, state, provincial or foreign law for the relief of debtors.

“Bankruptcy or Insolvency Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding up and Restructuring Act (Canada) and any Canadian corporate statute where such statute is used to propose an arrangement involving the compromise of claims of creditors, each as amended from time to time, and any similar federal, provincial, state or foreign law for the relief of debtors, including any other bankruptcy, insolvency or analogous laws applicable to the Company or any of the Guarantors or any of their respective properties or liabilities.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Calgary, Alberta or New York, New York or a place of payment under this Indenture are authorized or required by law to close.

“Canadian Co-Trustee” means BNY Trust Company of Canada, as Canadian Co-Trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Canadian Defined Benefit Pension Plan” shall mean any plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada), that is sponsored, maintained, or contributed to by the Partnership or any of its Subsidiaries, or pursuant to which the Partnership or any of its Subsidiaries has any liability or contingent liability.

“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada, including, without limitation, the Provinces of Alberta, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories.

“CANOS” means Canada Oil Sands Co., Limited.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP (except as provided in the provisos to this definition), and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty, provided, that obligations of the Company or its Subsidiaries (a) either existing on the Issue Date or created thereafter that initially were not included on the consolidated balance sheet of the Company as capital lease obligations and were subsequently re-characterized as capital lease obligations due to a change in accounting treatment, or (b) that did not exist on the Issue Date and were required to be characterized as capital lease obligations, but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time (due to a change in accounting treatment between the Issue Date and the time of incurrence of such obligations), shall for all purposes not be treated as Capital Lease Obligations.

“Capital Stock” means:

(1) in the case of a corporation, common or preferred shares in its share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars or Canadian dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States, Canada or any province of Canada or any agency or instrumentality thereof (provided, that the full faith and credit of the United States, Canada or such province of Canada, as the case may be, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days and overnight bank deposits, in each case, with any bank referred to in Schedule I or Schedule II of the Bank Act (Canada) or rated at least A-1 or the equivalent thereof by S&P, at least P-1 or the equivalent thereof by Moody’s or at least R-1 or the equivalent thereof by DBRS;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P or, with respect to Canadian commercial paper, having one of the two highest ratings obtainable from DBRS, and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means substantially all of the Company’s and each Guarantor’s existing and future tangible and intangible assets (including, without limitation, any Capital Stock of the Company’s subsidiaries, including any Capital Stock of GAC AmalCo (as defined in the Offering Circular), other than Excluded Assets. Unless otherwise defined herein, all terms defined in the UCC or the PPSA and used but not defined herein have the meanings specified therein (notwithstanding that such terms may be defined in lowercase in the UCC or PPSA, as applicable).

“Collateral Documents” means the pledge agreement in respect of the Escrow Account to be granted by the Company, the account control agreement in respect of the Escrow Account, to be entered into by the Company, the Notes Collateral Agent and the Escrow Agent, and the Debenture and Debenture Pledge to be granted by the Company and the Guarantors with respect to the Collateral and other security agreements, pledge agreements, mortgages, debentures, deeds of hypothec, assignments of material contracts, assignments of insurance, collateral assignments, control agreements and related agreements (including, without limitation, financing statements under the UCC or the PPSA), each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Obligations under the Indenture Documents or under which rights or remedies with respect to any such Lien are governed.

“Company” means GAC HoldCo Inc., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada. The term refers only to GAC HoldCo Inc. and not to any Subsidiaries.

“Competition Act Approval CP” means completion of the Acquisition is subject to the satisfaction or waiver of certain closing conditions as set forth in the Acquisition Agreement including, but not limited to, receipt of required approvals under the Competition Act (Canada).

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) any foreign currency translation losses of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6) any foreign currency translation gains of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided, that:

(1) all gains (and losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (and loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations as required by GAAP will be excluded; and

(6) any non-cash expense resulting from grants of stock appreciation or similar rights, stock options or restricted stock to officers, directors and employees will be excluded.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio determined on a consolidated basis for the Company and its Restricted Subsidiaries of (a) the aggregate principal amount of Consolidated Total Indebtedness that is secured by a Lien as of such date (calculated, without duplication, net of the aggregate amount of cash or Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries and which is not (i) subject to any Lien (other than Liens in favor of the Notes Collateral Agent) or (ii) noted as “restricted” on such consolidated balance sheet) to (b) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of determination.

“Consolidated Secured Net Leverage Ratio Test” means, as of any date of determination, the Consolidated Secured Net Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued or any other transaction has occurred, as the case may be, would have been less than 0.75 to 1.0, determined on a pro forma basis (including a pro forma application of any net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued or any other transaction has occurred, as the case may be, at the beginning of such four-quarter period.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of a type set forth in clauses (a)(1), (a)(2) and (a)(3) of the definition thereof and Capital Lease Obligations (other than letters of credit and bankers’ acceptances, except to the extent of unreimbursed amounts thereunder, Hedging Obligations entered into in the ordinary course of business and not for speculative purposes and intercompany indebtedness) of the Company and its Restricted Subsidiaries outstanding on such date.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” will be at the address of the Trustee or the Canadian Co-Trustee specified in Section 4.02 hereof or such other address as to which the Trustee or the Canadian Co-Trustee or any successor thereof may give notice to the Company.

“Credit Facilities” means, one or more debt facilities with banks (or other institutional lenders that provide revolving credit loans in the ordinary course of business) providing for revolving credit loans, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian on behalf of the Depositary with respect to the Notes in global form, or any successor entity thereto.

“DBRS” means DBRS Limited, a corporation governed by the Business Corporations Act (Ontario).

“Debenture” means a floating charge demand debenture.

“Debenture Pledge” a debenture pledge agreement in respect of a Debenture.

“Debt Repayment CP” means Debt Repayment CP as defined in the Offering Circular.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of (1) the date on which the Notes mature and (2) the date on which the Notes are no longer outstanding. Notwithstanding the preceding sentence, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means The Depository Trust Company.

“Effective Date” means the “Closing Escrow Date” as defined and determined in accordance with the terms of the Acquisition Agreement.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee or the Canadian Co-Trustee as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Escrow Agent” means BNY Trust Company of Canada.

“Excess Cash Flow” means, with respect to any Person for any period, (i) net change in cash for such Person for such period minus (ii) net cash (used in) provided by financing activities for such Person for such period (other than any amounts used to reduce the principal amount of the Notes or any Indebtedness that is subordinated to the Notes or any Note Guarantee) (provided, that for any amounts used to reduce the principal amount of Indebtedness (1) such Indebtedness has been incurred in accordance with this Indenture and (2) to the extent such Indebtedness is revolving in nature, such payment shall have been accompanied by a concurrent corresponding permanent reduction in the revolving commitment relating thereto), in each case, as such amounts would be shown on a consolidated statement of cash flows prepared in accordance with IFRS; provided that, notwithstanding anything to contrary, any amounts payable into the Reserve Account shall be excluded from the definition of “Excess Cash Flow”.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an executive officer of the Company if the transaction involves aggregate payments or consideration of less than US$15.0 million and by the Board of Directors of the Company otherwise.

“First-Priority Obligations” means (i) the Notes Obligations and (ii) the Hedging Secured Obligations that are secured by a Lien on a pari passu basis with the Liens securing the Notes Obligations.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non- cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus then current combined federal, state and local statutory tax rate of such Person, expressed to three decimals, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means, as of any date of determination and for any Person, the generally accepted accounting practices and principles in Canada including, if applicable, IFRS.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01 and 2.06(b)(3) hereof.

“Governmental Authority” means the government of the United States, Canada, or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“HEAC” means HE Acquisition Corporation.

“Hedge Provider” means a hedge provider(s) who, at the time it enters into hedging agreements with the Company and its Restricted Subsidiaries (i) has, or whose credit support provider has, a long term senior unsecured debt rating that is A-/A3 by S&P or Moody’s (or their equivalent) or higher and (ii) is not a lender under a Credit Facility (or an Affiliate thereof) or at the time of the incurrence thereof was not a lender under a Credit Facility (or an Affiliate thereof).

“Hedging Agreement” means the definitive agreements entered into with the Hedge Providers. “Hedging Intercreditor Agreement” means a first lien pari passu intercreditor agreement substantially in the form of Exhibit E, as amended and supplemented from time to time, with respect to the Shared Collateral (other than the Escrow Account) to be entered into on our about the Acquisition Closing Date among the Notes Collateral Agent (on behalf of itself, the Trustee and the holders of Notes), the Trustee (on behalf of itself, the Notes Collateral Agent and the holders of Notes) the Hedge Provider, the Company and the Guarantors.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Hedging Pari Passu Cap Amount” refers to the Hedging Obligations owing to the Hedge Providers under the Hedging Agreement that are secured by the Shared Collateral on a pari passu basis with the Notes Obligations shall be limited to an amount that does not exceed the difference of (a) 90% of the net present value of the cash flow, calculated at a 10% discount rate, from the reasonably expected output of production of Hydrocarbons of the Company and its Restricted Subsidiaries from their PDP reserves (determined with reference to (i) the most recent reserve report required to be delivered under Section 4.15(a)(5) and (ii) the forward curve), and (b) the aggregate principal amount of the Notes then outstanding.

“Hedging Secured Obligations” means any Hedging Obligations secured by a Lien (i) on a pari passu basis with the Liens securing the Notes Obligations, but in no event in an amount that exceeds the Hedging Pari Passu Cap Amount and (ii) on a junior lien basis with the Liens securing the Notes Obligations, but in no event in an amount that exceeds the amount that would cause the Consolidated Secured Net Leverage Ratio to be greater than 3.0 to 1.0 (and such Hedging Obligations shall be considered Consolidated Total Indebtedness for such purposes).

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means International Financial Reporting Standards, and guidelines and interpretations issued thereto by the International Accounting Standards Board (or any predecessor and successor thereof), in force from time to time.

“Indebtedness” means, with respect to any specified Person,

(a) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, except as hereinafter provided; and

(b) any principal amount raised under any transaction entered into after the Issue Date having the economic or commercial effect of a borrowing, including streaming transaction payments, royalty financing payments, customer deposits and advance payments (including pursuant to any factoring arrangements) (the amount of which as determined in accordance with GAAP).

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of applicable accounting standards and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For the avoidance of doubt, amounts shown on the consolidated balance sheet of the Company as the current portion of deferred revenue, current portion of future income taxes, income taxes, deferred revenue, site closure and reclamation costs or future income taxes will not be Indebtedness.

“Indenture” means this Indenture, among the Company, the Guarantors party thereto, the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent, as amended, supplemented or modified, pursuant to which the Units and the Notes will be issued.

“Indenture Documents” means, collectively, means the collective reference to this Indenture, the Units, the Notes (including any Additional Notes) issued pursuant thereto, the Note Guarantees and the Collateral Documents, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first US$312,500,000 aggregate principal amount of Notes, including US$290,500,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date and US$22,000,000 aggregate principal amount of Additional Notes issued under this Indenture on the Acquisition Closing Date.

“Insolvency Event” means:

(a) any dissolution, winding up, total or partial liquidation, adjustment or readjustment of debt, reorganization, recapitalization, judicial reorganization, extrajudicial reorganization, compromise, arrangement with creditors, plan of arrangement, proposal or similar proceedings under any Bankruptcy or Insolvency Laws of or with respect to the Company or any of the Guarantors or their respective property or liabilities, in each case under any Bankruptcy or Insolvency Laws;

(b) any dissolution, winding up, total or partial liquidation, adjustment or readjustment of debt, reorganization, recapitalization, compromise, arrangement with creditors, plan of arrangement or similar proceedings under the arrangement provisions of any applicable corporate law (in any case which involves the alteration, amendment, conversion, compromise, satisfaction or discharge of debts owing to any or all creditors) of or with respect to the Company or any of the Guarantors or their respective property or liabilities;

(c) any bankruptcy, insolvency, receivership, petition or assignment in bankruptcy, assignment for the benefit of creditors or any similar case or proceeding is commenced under any Bankruptcy or Insolvency Laws or otherwise of or with respect to the Company or any of the Guarantors;

(d) any marshalling of assets or liabilities of the Company or any of the Guarantors under any Bankruptcy or Insolvency Laws;

(e) any bulk sale of assets by the Company or any of the Guarantors including any sale of all or substantially all of the assets of the Company or any of the Guarantors, in each case, to the extent not permitted by the terms of the Indenture Documents or the definitive documentation with respect to any L/C Facility or Hedge Agreement, if any;

(f) any proceeding seeking the appointment of any trustee, monitor, receiver, receiver and manager, liquidator, custodian or other insolvency official with similar powers with respect to all or substantially all of the assets of the Company or any of the Guarantors, or with respect to any of their respective assets, to the extent not permitted under the Indenture Documents or the definitive documentation with respect to any L/C Facility or Hedge Agreement, if any;

(g) any proceedings in relation to any of the foregoing or otherwise involving the compromise of claims of creditors or in which substantially all claims of creditors of the Company or any Guarantor are determined and any payment or distribution is or may be made on account of such claims, whether any of the foregoing is voluntary or involuntary, partial or complete, and includes any such proceedings initiated or consented to by the Company or any of the Guarantors, as applicable; or

(h) any other event which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in clauses (a) through (g) above.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“JACOS” means Japan Canada Oil Sands Limited.

“JACOS Shares” means all of the issued and outstanding shares in the capital of JACOS.

“L/C Facility” means, one or more letter of credit facilities with Trafigura Canada General Partnership or any of its Affiliates or with banks (or other institutional lenders that provide revolving or non-revolving letter of credit facilities in the ordinary course of business) providing for revolving or non- revolving credit loans or other arrangements for the purposes of issuing letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, hypothec, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or the PPSA (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, brokerage commissions, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (iii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“No Other Action CP” means the accuracy or representations and warranties, the performance of covenants, no judgment or order of any governmental authority seeking to prohibit the closing of the Acquisition.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture and the Collateral Documents, including without limitation, waivers, amendments, redemptions and offers to purchase; provided, that such Additional Notes will be issued under a separate CUSIP number. Any Additional Notes that are issued will be secured by the Collateral, equally and ratably, with the Initial Notes. Unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

“Notes Collateral Agent” means BNY Trust Company of Canada. “Notes Priority Liens” means the Liens securing the Notes Obligations.

“Notes Obligations” means the Obligations in respect of the Notes under this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined under Regulation S of the Securities Act.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the Company’s final offering circular, dated July 27, 2021, regarding the issuance and sale of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Senior Vice President Operations, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company that meets the requirements of Section 13.03 hereof.

“Oil and Gas Business” means:

(a) the acquisition, exploration, development, operation and disposition of interests in oil, bitumen, natural gas and other hydrocarbon properties;

(b) the mining, gathering, marketing, treating, processing, upgrading, refining, storage, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas and other hydrocarbons, minerals and products obtained from unrelated Persons;

(c) the exploration for or development, production, treatment, processing, upgrading, refining, storage, transportation or marketing of oil, gas and other hydrocarbons, minerals and products produced in association therewith;

(d) the evaluation, participation in or pursuit of any other activity or opportunity that is primarily related to clauses (a) through (c) above; and

(e) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (a) through (d) of this definition, including but not limited to the generation of power through a cogeneration facility.

“Oil and Gas Investments” means any Investment in or to any Person engaged in the Oil and Gas Business which is made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring and/or mining for, acquiring, developing, producing, processing, gathering, marketing or transporting oil and natural gas and other hydrocarbons through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties (not including any Investments in any unrestricted subsidiaries (whether wholly owned by the Company or otherwise)) and which may include Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, working interests, royalty interests, mineral leases, contracts for sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, including with respect to undeveloped Oil and Gas Properties, depths below which any proved reserves are then attributable; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights of way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as applicable, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness, including any Hedging Obligations, of the Company which ranks equally in right of payment to the Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Note Guarantees.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“PDP” means Proved Developed Reserves that are categorized as producing in accordance with the petroleum reserves definitions promulgated by the Society of Petroleum Engineers (SPE) Inc. (or any generally recognized successor) as in effect at the time in question.

“Permitted Business” means: any business that is the same as, incidental to, or reasonably related, ancillary or complementary to, or a reasonable extension of (as determined in good faith by the Board of Directors of the Company), the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

a)	such Person becomes a Restricted Subsidiary of the Company and a Guarantor (including in connection with the Acquisition); or

b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.17;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations and the Hedges;

(8) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed US$2.5 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any guarantee of Indebtedness permitted to be incurred by Section 4.08 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided, that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a consolidation, arrangement, merger or amalgamation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

(13) Oil and Gas Investments in an amount not to exceed $5.0 million at any one time outstanding;

(14) any Investment acquired by the Company in exchange for any other Investment (that was permitted under this Indenture) or accounts receivable held by the Company or any of its Subsidiaries in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; and

(15) Investments made to effect, or otherwise made in connection with, any Permitted Tax Reorganization;

provided that, for the avoidance of doubt, any Permitted Investment that is an acquisition described under Section 5.01 shall be in compliance with the requirements set forth in Section 5.01 (c).

“Permitted Liens” means:

(1) Liens in favor of the Company or its Restricted Subsidiaries;

(2) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (including by means of consolidation, arrangement, merger or amalgamation by another Person into the Company or any such Subsidiary or pursuant to which such Person becomes a Subsidiary of the Company); provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(3) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance laws, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(4) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(5) Liens existing on the Issue Date;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’ and builders’ Liens, in each case, incurred in the ordinary course of business;

(8) survey exceptions, minor encumbrances, minor title deficiencies, rights of way, easements, reservations, licenses and other rights for services, utilities, sewers, electric lines, telegraph and telephone lines and other similar purposes, zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness, and that do not in the aggregate materially adversely affect the value of the properties encumbered or affected or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(9) Liens created for the benefit of (or to secure) Notes (including Additional Notes) and the Note Guarantees related thereto that are permitted by the terms of this Indenture to be incurred pursuant to clause (2) of the definition of Permitted Debt;

(10) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, that:

a)	the new Lien is limited to all or part of the same assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(11) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(12) filing of UCC or PPSA financing statements as a precautionary measure in connection with operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper;

(13) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens, certificates of pending litigation and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(15) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) grants of software and other technology licenses in the ordinary course of business;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18) Liens in favor of any Governmental Authority securing reclamation obligations or in connection with the provision of any service or product and Liens arising out of or resulting from (a) any right reserved to or vested in any Governmental Authority by the terms of any agreement, lease, license, franchise, grant, permit or claim with or from any such Governmental Authority (including, without limitation, any agreement or grant under which the Company or any of the Restricted Subsidiaries holds any mineral title or interest) or by any applicable law, statutory provision, regulation or bylaw (whether express or implied) related thereto, or any other limitations, provisos or conditions contained therein; (b) exploration, development and operating permit and bonding requirements imposed by any Governmental Authority in the ordinary course business; and (c) subdivision agreements, development agreements, servicing agreements, utility agreements and other similar agreements with any Governmental Authority or public utility entered into in the ordinary course of business affecting the development, servicing or use of real property;

(19) Liens arising by reason of a judgment or order that does not give rise to an Event of Default so long as such Liens are adequately reserved or bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens to secure payment of royalties, revenue interests, net profits interests and preferential rights of purchase Incurred in the ordinary course of business to the extent of the Lien in those underlying assets;

(21) Liens arising under oil and gas leases or subleases, assignments, farm out agreements, farm in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses, and other agreements which are customary in the Oil and Gas Business;

(22) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(23) Liens on pipelines and pipeline facilities that arise by operation of law;

(24) Liens in oil, gas or other mineral property or products derived from such property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation, storage or distribution of, such property or the products derived from such property, provided that such obligations do not constitute Indebtedness;

(25) Liens arising from precautionary Personal Property Security Act (Alberta) (or its equivalent) financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(26) Liens on the Shared Collateral securing Hedging Obligations (including the Hedges) that are permitted by the terms of this Indenture to be incurred pursuant to clause (7) of the definition of Permitted Debt, the counterparty of which is a Hedge Provider; provided that, (i) in the case of Hedging Obligations that are First-Priority Obligations, the amount of the obligations secured thereby does not exceed the Hedging Pari Passu Cap, (ii) in the case of Hedging Obligations that are secured by the Shared Collateral on a junior lien basis to the Liens securing the Notes Obligations, the amount of obligations secured thereby does not exceed the amount that would cause the Consolidated Secured Net Leverage Ratio to be greater than 3.0 to 1.0 (and such Hedging Obligations shall be considered Consolidated Total Indebtedness for such purposes) and (iii) such Liens are at all times subject to the Hedging Intercreditor Agreement;

(27) Liens arising in connection with any Permitted Tax Reorganization;

(28) Liens on the Collateral incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed, at any one time outstanding, US$10.0 million; and

(29) Liens on the Reserve Account in favor of the lenders under any L/C Facility (or any agent or other representative on their behalf) securing all outstanding Indebtedness permitted to be incurred pursuant to clause (14) of the definition of Permitted Debt.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Reorganization” means the Post-Acquisition Reorganization and any other reorganization and other activities related to tax planning and tax reorganization, so long as, (i) after giving effect thereto, the enforceability of the Notes and the Note Guarantees, taken as a whole, are not materially impaired and (ii) such reorganizations or other activities are otherwise not materially adverse to the holders of the Notes.

“Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited liability company or government or other entity.

“Post-Acquisition Reorganization” means the reorganization of the Company, GAC and their respective Subsidiaries whereby, among other things, the Company will become the holder, either directly or through other wholly-owned entities, of the assets of GAC and those of JACOS acquired by virtue of the Acquisition.

“PPSA” means the Personal Property Security Act in effect from time to time in the Province of Alberta; provided that, at any time, if perfection or the effect of perfection or non-perfection or the priority of the Notes Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Alberta, including the Civil Code of Québec, the term “PPSA” shall mean the Personal Property Security Act or the Civil Code of Québec (as applicable) as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection or priority and for purposes of definitions relating to such provisions.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“QIB Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be initially issued in a denomination equal to the outstanding principal amount of the Notes sold to QIBs.

“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (as defined pursuant to Section 3(62) of the Exchange Act), as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any Guarantor, whether by lease, license or other use agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee or Canadian Co-Trustee, means any officer within the Corporate Trust Administration of the Trustee or Canadian Co-Trustee (or any successor group thereof) or any other officer of the Trustee or Canadian Co-Trustee, as applicable, assigned to the relevant Corporate Trust Office having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Reserve Account” means a restricted reserve account established by the Company following the Acquisition for cash collateral payments in connection with the L/C Facility following the Acquisition Closing Date.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means S&P Global Ratings.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Deadline” means (i) with respect to Company and HEAC, the Acquisition Closing Date, (ii) with respect to the Restricted Subsidiaries of the Company existing upon completion of the Post- Acquisition Reorganization, as soon as reasonably practicable after completing the Post-Acquisition Reorganization but in any event within 10 Business Days after the Acquisition Closing Date, and (ii) with respect any other Restricted Subsidiary, within 30 days of becoming a Restricted Subsidiary.

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval.

“Separation Date” means the earliest to occur of (i) 30 days after the closing of the Acquisition and (ii) such date as Imperial Capital, LLC, in its sole discretion, shall determine.

“Series” means (i) the Notes and (ii) the Hedging Secured Obligations.

“Shared Collateral” means, at any time, Collateral (not including the Escrow Account) in which the Notes Collateral Agent (on behalf of the holders of the Notes) and the Hedge Provider hold a valid and perfected security interest at such time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax” means any present or future tax, duty, levy, impost, assessment, deduction, withholding or other charge of a similar nature (including penalties, interest and any other liabilities related thereto) imposed by any government or other taxing authority. “Taxes” shall be construed to have a corresponding meaning.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2023; provided, that if the period from the redemption date to August 15, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon, as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Units” means the 312,500 units issued together by the Company on the date hereof, each consisting of (i) $1,000 principal amount of the Notes and (ii) one Warrant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrant” means each of the 312,500 Warrants issued by the Company as Units with the Notes.

“Warrant Agent” means The Bank of New York Mellon, as warrant agent under the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of August 12, 2021, between the Company and the Warrant Agent, relating to the issuance of Warrants.

“Warrant Shares” means the common shares in the capital of the Company, as constituted from time to time, into which the Warrants are exercisable.

“Warrants” means the warrants to purchase the common shares in the capital of the Company, as constituted from time to time, issued by the Company pursuant to the Warrant Agreement, as amended from time to time in accordance with the terms thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.18
“Additional Notes Collateral”	4.23
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.17
“Asset Sale Offer Period”	3.10
“Asset Sale Purchase Amount”	3.10
“Asset Sale Purchase Date”	3.10
“Authentication Order”	2.02
“Board”	4.27
“Board Information”	4.27

Term	Defined in Section
“Board Observer”	4.27
“Calculation Date”	1.01
“Canadian Restricted Legend”	2.06
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Covenant Defeasance”	8.03
“Escrow Account”	3.09
“Escrow Amount”	3.09
“Escrow Release Condition”	3.09
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.19
“Excess Cash Flow Offer Amount”	4.19
“Excess Cash Flow Offer Period”	3.11
“Excess Cash Flow Purchase Date”	3.11
“Excess Cash Flow Redemption”	4.19
“Excess Cash Flow Redemption Amount”	4.19
“Excess Proceeds”	4.17
“Excluded Assets”	12.01
“Excluded Taxes”	4.18
“FATCA”	4.18
“Hedge”	4.25
“incur”	4.08
“Indemnified Party”	7.06
“Initial Hedge”	4.25
“Interest Payment Date”	2.14
“Joint Payment Instruction”	3.09
“Legal Defeasance”	8.02
“MD&A”	4.15
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.08
“Record Date”	2.14
“Registrar Information”	2.05
“Registrar”	2.03
“Repayment Deadline”	3.09
“Restricted Payments”	4.07
“Restricted Units Legend”	4.07
“Special Redemption Date”	3.09
“Special Redemption Notice Date”	3.09
“Special Redemption Price”	3.09
“Tax Jurisdiction”	4.18

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words (including definitions) in the singular include the plural, and in the plural include the singular;

(4) “will” shall be interpreted to express a command;

(5) provisions apply to successive events and transactions;

(6) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(7) “including” is not limiting; and

(8) “or” is not exclusive.

ARTICLE 2

THE NOTES AND UNITS

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture (and the Guarantors upon execution of any Supplemental Indenture), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The form of Unit shall be attached as Exhibit A-2, and the terms and provisions of such are made a part hereof.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A- 1 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by either the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or in accordance with instructions given by the Company to the Trustee to reflect any redemptions or repurchases hereunder.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

(a) At least one Officer must sign the Notes for the Company by manual or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(b) The Trustee will, upon receipt of a written authentication order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such authenticating agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(c) A Note shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Note. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall authenticate Notes for original issue (i) on the Issue Date, in the aggregate principal amount of US$290,500,000, and (ii) on the Acquisition Closing Date, in the principal amount of US$22,000,000, in each case, pursuant to an Authentication Order from the Company.

(e) For the purposes of this Section 2.02, prior to the Separation Date, references to the Notes shall be deemed to be references to the Units, as the context requires. Upon issuance, the Trustee shall also authenticate the Units as set forth in this Section 2.02.

(f) The Trustee shall (i) on the Issue Date, authenticate 290,500 of the Units which will consist of US$290,500,000 aggregate principal amount of the Company’s Notes and 290,500 of the Company’s Warrants, and (ii) on the Acquisition Closing Date, authenticate 22,000 of the Company’s Units which will consist of $US22,00,000 aggregate principal amount of the Company’s Notes and 22,000 of the Company’s Warrants, in each case, pursuant to an Authentication Order from the Company.

(g) In authenticating Units or Notes issued as permitted by this Indenture (including Section 4.08), and accepting the additional responsibilities under this Indenture in relation to such Units or Notes, the Trustee shall receive upon request, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms of such Units and Notes (as applicable) have been duly authorized by the Company and established in conformity with the provisions of this Indenture, and that such Opinion of Counsel may state:

(1) that the forms and terms of such Units and Notes (as applicable) have been, and the terms of such Units and Notes (as applicable) (when established in accordance with such procedures as may be specified in an Authentication Order, all as contemplated by this Indenture) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture;

(2) for Units issued after the date hereof, and Additional Notes, that all conditions precedent to the issuance, execution, authentication and delivery of such Units and Notes (as applicable); and

(3) that such Units and Notes (as applicable) when (1) executed by the Company, (2) completed, authenticated and delivered by the Trustee in accordance with this Indenture and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange, including the names and addresses of the Holders and the principal amounts and interest on the Notes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for such money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, the principal amount of Notes owned by such Holders and the aggregate principal amount of Notes outstanding (the “Register Information”). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Within 15 days after the Trustee receives a request from any registered Holder for a copy of the Register Information, accompanied by a declaration from such registered holder which purports to be in compliance with the Business Corporations Act (Alberta), the Trustee shall send such information to the Canadian Co-Trustee who shall furnish the Register Information as of the day that the declaration is delivered to such holder if such declaration complies with the Business Corporations Act (Alberta); provided that each of the Trustee and the Canadian Co-Trustee shall be entitled to charge a reasonable fee for so doing.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes and holders representing 25% in aggregate principal amount or more of the then outstanding Notes request that such Global Notes be exchanged for Definitive Notes.

Upon the occurrence of either of the preceding events in clause (1) or (2) of this Section 2.06(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer set forth in this Indenture to the extent required by the Securities Act and Canadian Securities Legislation. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) of this Section 2.06(b), as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person and must be in compliance with Canadian Securities Legislation. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act and Canadian Securities Legislation, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) of this Indenture and the Registrar receives the following:

(A) If the transferee will take delivery in the form of a beneficial interest in the QIB Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If in accordance with Section 2.06(a) a beneficial interest in a Restricted Global Note is to be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) of this Section 2.06(c), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 and in accordance with Canadian Securities Legislation.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) of this Section 2.06(d)(1), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) of this Section 2.06(d)(1), the appropriate Restricted Global Note, in the case of clause (B) of this Section 2.06(d)(1), the QIB Global Note and in the case of clause (C) of this Section 2.06(d)(1) and the Regulation S Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) If the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) of this Section 2.06(f)(1), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND IS NOT EXPECTED TO BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) TO THE ISSUER OR ITS SUBSIDIARIES OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

In addition, the Notes shall include the following legend in substantially the following form (the “Canadian Restricted Legend”):

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE DISTRIBUTION DATE OF THE SECURITY AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

In the case of the Notes sold pursuant to Regulation S, the Notes will bear an additional legend substantially to the following effect unless otherwise agreed by us and the holder thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT

(B) The Private Placement Legend on any Restricted Global Note or Restricted Definitive Note may be removed by the Company (i) after the applicable Resale Restriction Termination Date and (ii) subject to compliance with the requirements of applicable securities laws. Subject to clauses (i) and (ii) of the preceding sentence, the Company shall use its best efforts to remove any such Private Placement Legend on any Restricted Global Note or Restricted Definitive Note at the request of the Holder thereof.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF U.S. RESTRICTED NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATIONS) IN RELIANCE ON REGULATIONS], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE A PORTION OF ONE OR MORE UNITS, EACH UNIT CONSISTING OF $1,000 OF PRINCIPAL AMOUNT OF 12.000% SENIOR SECURED NOTES DUE 2025 OF THE COMPANY AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON SHARES OF THE COMPANY. UNTIL THE SEPARATION DATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY TOGETHER AS A UNIT. FOLLOWING THE SEPARATION DATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED WITHOUT REFERENCE TO THE FOREGOING RESTRICTION.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be required to be made by a Holder of a beneficial interest in a Global Note or by a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.16, 4.17 and 9.04 hereof).

(3) The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with any transfer or exchange of Notes.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or any applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among Depositary participants or owners of beneficial interests in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for any expenses in replacing a Note. Upon the issuance of any replacement Note, the Trustee may also require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any fees and expenses (including those of the Trustee) connected therewith.

(b) Every replacement Note is an additional Obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those subsequently canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives satisfactory proof that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York).

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds for the benefit of Holders, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, demand, authorization, notice, waiver or consent pursuant to this Indenture, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee (and no one else) will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to any applicable record retention requirement policy of the Trustee or any of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except for Additional Notes issued in accordance with this Indenture.

Section 2.12 Defaulted Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Insolvency Laws) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful to the Persons who are Holders on a subsequent special record date, in each case at the rate provided as set forth in the Notes and consistent with Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will deliver to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

All reference to “interest” in this Indenture and the Notes mean the initial interest rate borne by the Notes and any increases in that rate pursuant to this Section 2.12, unless this Indenture states otherwise.

Section 2.13 Persons Deemed Owners.

The Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under this Indenture and the Notes.

Section 2.14 Interest Payment Date; Record Date.

Interest on outstanding Notes will accrue at the rate of 12.000% per year and will be payable semi- annually in arrears on February15 and August 15 of each year, commencing on February 15, 2022 (each, an “Interest Payment Date”). Interest on overdue principal and interest will accrue at a rate that is 1.0% higher than the applicable interest rate on the Notes. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1 (each, a “Record Date”). Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed by the Company on the basis of a 360-day year comprised of twelve 30-day months.

Solely for the purposes of disclosure under the Interest Act (Canada) whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360, 365 or 366-day year, the yearly rate of interest to which the rate used in such calculation is equivalent during any particular period is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under the Indenture are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture.

Each of Company and the Guarantors confirms that the foregoing methodology satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under the Notes and this Indenture. Each of Company and the Guarantors shall calculate the yearly rate or percentage of interest applicable to the Notes based upon such methodology for calculating per annum rates provided for under the Notes and this Indenture. Each of Company and the Guarantors covenants that it will not plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Notes, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to the Company and the Guarantors, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

Section 2.15 Tax Treatment.

The Company agrees, and by acceptance of a beneficial ownership interest in the Notes each Holder and each Beneficial Owner of the Notes will be deemed to have agreed, for U.S. federal income tax purposes, to treat the Notes as indebtedness that is subject to Treasury Regulations section 1.1275-4. A Holder or Beneficial Owner may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes by submitting a written request for such information to the Company at the following address: Suite 1220, 407 – 2 Street SW, Calgary, Alberta, Canada T2P 2Y3,, Attention: Chief Executive Officer.

Section 2.16 Restricted Units.

(a) The Company hereby appoints the Trustee to act as unit agent and transfer agent and registrar for the unit for the Company (collectively, the “Unit Agent”) in respect of the Units in accordance with the terms set forth in this Indenture, and the Unit Agent hereby accepts such appointment and agrees, upon such terms and subject to such conditions, to perform its obligations under this Indenture. In acting under this Indenture and in connection with the Units, the Unit Agent shall act solely as an agent of the Company, and no Agent will assume any obligation or responsibility towards or relationship of agency or trust for or with any of the owners or holders thereof or any other third party. The Unit Agent will keep a register of the Units and of their transfer and exchange, including the names and addresses of the Holders and the amounts thereof.

(b) The Notes and the Warrants shall initially be issued as Units, each Unit being in global form substantially in the form of Exhibit A-2 and bearing the Restricted Units Legend set forth below (“Restricted Units Legend”), and shall not be separately transferable until the Separation Date. The certificates representing the Units shall bear the following legend:

The securities represented by this certificate constitute a portion of one or more Units, each Unit consisting of $1,000 of principal amount of 12.000% Senior Secured Notes due 2025 of the Company and one Warrant to purchase one share of common shares in the capital of the Company. Until the Separation Date, the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.

(c) The Notes and the Warrants will trade as Units until the Separation Date, after which the Units will be cancelled and the Notes and the Warrants will be distributed to each holder of Units, and each of the Notes and the Warrants will become separately transferable.

(d) Written notice of the Separation Date shall be provided by the Company to the Unit Agent, the Warrant Agent and the Trustee, at least five (5) Business Days prior to the Separation Date, together with a Notice of Mandatory Exchange substantially in the form attached hereto as Exhibit F.

(e) The Notes and Warrants shall detach at 5:01PM Eastern Time on the Separation Date. Following receipt of written notice from the Company of the Separation Date and all pertinent directions, the Unit Agent will make the appropriate annotation in the Schedule to the Global Unit, whereupon the number of Units and, accordingly, the principal amount of Notes and the number of Warrants represented by the Global Unit will be adjusted accordingly; (i) the Unit Agent shall take all actions necessary or desirable to cause the Units to separate into the Notes and the Warrants; (ii) the Unit Agent shall make or procure all corresponding entries in the Unit register; and (iii) the Units shall cease to exist.

ARTICLE 3

REDEMPTION AND PURCHASE

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company will, no later than five (5) Business Days prior to the date a notice of redemption is due to the Holders pursuant to Section 3.03(a) hereof, notify the Trustee of its election to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, and it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed;

(4) the redemption price; and

(5) if applicable, any conditions precedent to such redemption.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) (i) If less than all of the Notes are to be redeemed, the Trustee will select Notes for redemption by lot (or, in the case of Global Notes, subject to the Applicable Procedures) unless otherwise required by law or applicable stock exchange or Depositary requirements and (ii) if less than all of the Notes tendered pursuant to an Asset Sale Offer or a Change of Control Offer are to be purchased, the Company will purchase Notes (together with any other Indebtedness subject to such offers in accordance with the terms of this Indenture) having principal amount equal to the purchase amount on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of US$2,000, or integral multiples of US$1,000 in excess thereof, shall be purchased).

(b) In the event of selection by lot for partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(c) With respect to any Definitive Notes, the Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase pursuant to this Section 3.02 and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of US$2,000 or whole multiples of US$1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$2,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

(a) Unless expressly provided otherwise in this Indenture, at least 30 days but not more than 60 days before a redemption date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will post such notice through DTC or deliver or cause to be delivered (if by mail, by first class mail) a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address, except that redemption notices may be posted or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 hereof.

(b) The notice will identify the Notes to be redeemed and will state:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the redemption price;

(4) the principal amount of the Notes to be redeemed; and

(5) If the Notes are being redeemed in part:

(A) in the case of Global Notes, through the applicable Procedures of DTC, or in the case of certificated notes, the Trustee shall select Notes for redemption as follows: (i) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of such exchange on which the Notes are listed; or (ii) by lot; and in either case, in minimum amounts of US$2,000 or whole multiples of US$1,000 in excess thereof;

(B) the portion of the principal amount of such Notes to be redeemed and that, after the redemption date upon surrender of such Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(6) the name and address of the Paying Agent;

(7) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(8) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(9) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(10) if such notice is conditional, the applicable conditions;

(11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(12) that, in the case of Global Notes, such redemption shall be subject to the Applicable Procedures; and

(13) if applicable, any conditions precedent to such redemption.

(c) At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, that the Company has delivered to the Trustee, at least 10 days prior to the redemption date (or a shorter period as agreed to by the Trustee), an Officers’ Certificate and authorizing and directing the Trustee to give such notice and setting forth the information in such notice as provided in this Section 3.03.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is posted or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption (other than any such notice given in respect of a redemption to be made pursuant to Section 3.07(e)) may be conditional. If any redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date maybe delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC or Trustee procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 2:00 p.m. Eastern Time on the Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or any Paying Agent will promptly return to the Company any money deposited with the Trustee or any Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or tendered for purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in this Indenture.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Company prior to August 15, 2023. On or after August 15, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable date of redemption, if redeemed during the periods commencing on the dates indicated below, subject to the rights of Holders of Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date:

Year	Percentage
On or after August 15, 2023 to August 15, 2024	106.000%
On or after August 15, 2024 to February 15, 2025	103.000%
On or after February 15, 2025	100.000%

(b) At any time prior to August 15, 2023, the Company may, on any one or more occasions, redeem, on a pro rata basis, up to 35% of the aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 112.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant Record Date to receive interest on the relevant Interest Payment Date), with an amount not greater than the net cash proceeds of an Equity Offering by the Company; provided, that (i) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c) At any time prior to August 15, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d) The Company shall determine the redemption price for any redemption.

(e) The Notes will be subject to redemption, in whole but not in part, at the option of the Company at any time, at a redemption price equal to the outstanding principal amount thereof together with accrued and unpaid interest, if any, to, but not including, the date fixed by the Company for redemption upon the giving of a notice in accordance with Section 3.03, if:

(1) the Company determines that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of a Tax Jurisdiction affecting taxation, or any change in or amendment to an official position of such Tax Jurisdiction regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after the date of issuance of the Notes, the Company has or will become obligated to pay, on the next succeeding day on which any amount would be payable in respect of the Notes, any increased Additional Amounts or (ii) on or after the date of issuance of the Notes, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, a Tax Jurisdiction, including any of those actions specified in clause (i) above, whether or not such action was taken or decision was rendered with respect to the Company or a Guarantor, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion of independent tax counsel as referenced below, will result in an obligation to pay, on the next succeeding day on which any amount would be payable in respect of the Notes, Additional Amounts with respect to any Notes, and

(2) in any such case the Company in its business judgment determines, as evidenced by the Officers’ Certificate referenced below, that such obligation cannot be avoided by the use of reasonable measures available to the Company (including designating another Paying Agent);

provided, that, (x) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to the publication or, where relevant, sending of any notice of redemption of the Notes pursuant to Section 3.03 in respect of a redemption pursuant to this Section 3.07(e), the Company will deliver to the Trustee an opinion of independent tax counsel of recognized standing, to the effect that there has been such change, amendment, action or decision (as described above) which would entitle the Company to redeem the Notes pursuant to this Section 3.07(e). In addition, before the Company publishes or sends notice of redemption of the Notes pursuant to Section 3.03, it will deliver to the Trustee an Officers’ Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company taking reasonable measures available to it and that all other conditions precedent for such redemption have been met. The Trustee shall be entitled to rely on such Officers’ Certificate and opinion of independent tax counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 No Mandatory Redemption.

The Company is not required to make mandatory redemption, sinking fund or other reserve payments with respect to the Notes (other than the mandatory redemption pursuant to Section 3.09).

Section 3.09 Escrow of Proceeds; Special Redemption.

(a) On or prior to the Issue Date, the purchasers of the Notes will deposit the proceeds from the offering of the Notes (the “Escrow Amount”) in an escrow account (the “Escrow Account”) with the Escrow Agent, to be held and released in accordance with the terms of the Escrow Agreement to be entered into among the Company, the Escrow Agent, HEAC and CANOS.

(b) Once closing of the offering has occurred, the Escrow Amount will be held in either the Escrow Account, bearing interest at the deposit bank’s prevailing rate, or one or more permitted investments as the Company may instruct in writing from time to time.

(c) Pursuant to the Escrow Agreement, the parties have agreed that in connection with any release of the Escrowed Proceeds commencing on the Effective Date and ending on and including October 8, 2021, all payment instructions relating to the Escrow Amount must be jointly signed by the Company, HEAC and CANOS (the “Joint Payment Instruction”).

(d) Pursuant to an Escrow Instruction Agreement among the Company, HEAC and CANOS to be entered into concurrently with the Escrow Agreement, the parties have agreed, among other things, that their respective solicitors will enter into a trust arrangement pursuant to which each party will deliver an executed but undated Joint Payment Instruction to HEAC’s solicitors directing the Escrow Agent to release the Purchase Price from escrow to the Vendor, with such Joint Payment Direction to be held in trust and which will not be releasable until certain specified documentation required for closing has been delivered to HEAC’s solicitors. Provided the trust arrangement conditions have been satisfied on or before a specified time on October 8, 2021, the Joint Payment Instruction will be released to the Escrow Agent (the “Escrow Release Condition”) and the Escrow Agent will be required to release the purchase price from escrow to the Vendor in accordance with the terms of the Escrow Agreement, and upon receipt of the purchase price, and the parties solicitors will release from trust all other closing deliverables and closing of the Acquisition will have been completed.

(e) In accordance with the terms of the Notes, if the closing of the Acquisition, but for the payment of or receipt of the purchase price and the release of closing documents, has not occurred on or before October 8, 2021 (the “Repayment Deadline”), the Company will be required to within two (2) Business Days of the Repayment Deadline to provide notice that it will redeem, in whole but not in part, all of the outstanding Notes in cash at a redemption price (the “Special Redemption Price”) equal to the offering price of the Notes, plus 1% of the aggregate principal amount of the Notes as a premium, together with all accrued and unpaid interest thereon as described below.

(f) The Company will promptly (but in no event later than the Repayment Deadline) notify the Trustee in writing if the Escrow Release Condition has not been satisfied on or before the Repayment Deadline (and such other information as may be required under this Indenture in connection therewith), and the Trustee will, no later than five Business Days following receipt of such notice from the Company (such date of notification to the holders, the “Special Redemption Notice Date”), notify the holders that the Notes will be redeemed at the Special Redemption Price on the date selected by the Company in the notice to the Trustee, which shall be no less than 15 days and no more than 30 days following the Special Redemption Notice Date (such date, the “Special Redemption Date”), in each case, in accordance with the applicable provisions of this Indenture. All of the outstanding Notes will be redeemed at the Special Redemption Price on the Special Redemption Date automatically and without any further action by the holders of the Notes. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Redemption Date, the Company will irrevocably deposit with the Trustee funds sufficient, together with the net proceeds from the offering of the Notes held in the Escrow Account (which the Company shall direct the Escrow Agent to deliver to the Trustee), to pay the Special Redemption Price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the Special Redemption Date.

(g) Unless the Escrow Agent has disbursed the funds on deposit in the Escrow Account in accordance with the terms of the Escrow Agreement as described above prior to the Repayment Deadline, then, not less than one Business Day prior to the Special Redemption Date, the Company shall direct the Escrow Agent to release the entire amount of the funds to the Trustee for payment to the holders of the Notes on the Special Redemption Date. The Company and the Guarantor shall remain jointly and severally liable to pay to the Trustee such amount in cash as is necessary to redeem the Notes in whole, and not in part, on the Special Redemption Date at the applicable redemption price set forth above, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(h) Upon the redemption of the Notes in such circumstances, the Warrants shall be deemed to have been surrendered for cancellation and shall be of no further force or effect.

Section 3.10 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.17 hereof, the Company shall be required to commence an Asset Sale Offer to all Holders of Notes it will follow the procedures specified in this Section 3.10 and in Section 4.17:

(a) The Asset Sale Offer will commence as set forth in Section 4.17(c) and shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).

(b) Promptly following the expiration of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company shall apply the Excess Proceeds to purchase, prepay or redeem, as applicable, the maximum principal amount of Notes, on a pro rata basis, that is secured by such Collateral (plus the payment of all accrued interest thereon, and all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of such Excess Proceeds (on a pro rata basis, if applicable) (the “Asset Sale Purchase Amount”).

(c) Payment for any Notes purchased in an Asset Sale Offer shall be made in the same manner as interest payments are made.

(d) If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(e) Upon the commencement of an Asset Sale Offer, the Company will send or cause to be sent, a notice to the Holders, with a copy to the Trustee, pursuant to Section 13.01. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.17 hereof and the length of time the Asset Sale Offer will remain open;

(2) the terms of the Asset Sale Offer, including the amount of Excess Proceeds, the purchase price and the expected Asset Sale Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in the principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof;

(6) that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date, subject to the Applicable Procedures;

(7) specifying the procedures (including, without limitation, the Applicable Procedures, to the extent applicable) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to comply with;

(8) that, if the aggregate principal amount of Notes, on a pro rata basis, secured by such Collateral that are tendered pursuant to the Asset Sale Offer, together with accrued interest thereon and all fees and expenses, including premiums, incurred in connection therewith, exceeds the Excess Proceeds, the purchase will be made on a pro rata basis based on principal amount; and

(9) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(f) On or before the Asset Sale Purchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Asset Sale Offer;

(2) deposit with the Paying Agent an amount in immediately available funds equal to the Asset Sale Purchase Amount in respect of all Notes or portions of Notes properly tendered and to be accepted pursuant to the Asset Sale Offer; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered and accepted for purchase the Asset Sale Purchase Amount for such Notes, and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of this Indenture.

The Company shall comply with Canadian Securities Legislation and the requirements of Rule 14e- 1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Section 3.10 or Section 4.17, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such Asset Sale Offer provisions by virtue of such compliance.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.11 Offer to Purchaser by Application of Excess Cash Flow.

In the event that, pursuant to Section 4.19, the Company will be required to commence an Excess Cash Flow Offer, it shall follow the procedures specified in this Section 3.11.

(a) The Excess Cash Flow Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Excess Cash Flow Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Excess Cash Flow Purchase Date”), the Company shall purchase properly tendered Notes in an aggregate principal amount equal to the Excess Cash Flow Offer Amount. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(b) If the Excess Cash Flow Purchase Date is on or after a Record Date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Cash Flow Offer.

(c) Upon the commencement of an Excess Cash Flow Offer, the Company will send or cause to be sent, a notice to each of the Holders, with a copy to the Trustee pursuant to Section 13.01. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. The notice, which shall govern the terms of the Excess Cash Flow Offer, shall state:

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 3.11 and Section 4.19 and the length of time the Excess Cash Flow Offer shall remain open;

(2) the Excess Cash Flow Offer Amount, the purchase price and the Excess Cash Flow Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer may only elect to have Notes in minimum denominations of US$2,000, or integral multiples of US$1,000 in excess thereof (unless such amount represents the entire principal amount of Notes held by such Holder), purchased;

(6) that Holders electing to have any Notes purchased pursuant to any Excess Cash Flow Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent or the Depositary, as applicable, at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date, subject to the Applicable Procedures;

(7) that Holders shall be entitled to withdraw their election if the Paying Agent or the Depositary, as applicable, receives, not later than the close of business on the third Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased, subject to the Applicable Procedures;

(8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of US$2,000, or integral multiples of US$1,000 in excess thereof, shall be purchased), subject to the Applicable Procedures; and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes subject to the Excess Cash Flow Offer are in the form of a Global Note, then the Company may modify such notice to the extent necessary to comply with the Applicable Procedures of the Depositary.

On or before the Purchase Date, subject to the Applicable Procedures, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Cash Flow Offer Amount (and not withdrawn), or, if less than the Excess Cash Flow Offer Amount has been validly tendered, all Notes tendered (and not withdrawn), and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.11. The Paying Agent shall promptly (but in any case not later than five Business Days after the Excess Cash Flow Purchase Date) deliver to each tendering Holder an amount received from the Company equal to the purchase price of the Notes validly tendered by such Holder and accepted by the Company for purchase, and, with respect to Definitive Notes, the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Definitive Note not so accepted shall be promptly mailed (or caused to be transferred by book-entry) by the Company to the Holder thereof.

Other than as specifically provided in this Section 3.11, any purchase pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.12 Certificate and Opinion as to Conditions Precedent.

In connection with any redemption of Notes by the Company pursuant to Article 3 hereof, on the applicable redemption date, the Company shall furnish to the Trustee an Officers’ Certificate pursuant to Section 13.02(1) hereof and an Opinion of Counsel pursuant to Section 13.02(2) hereof.

Section 3.13 Open Market Purchases

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise conflict with the terms of this Indenture and is offered to all holders of the Notes on a pro rata basis.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 2:00 p.m. Eastern Time on Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

(a) The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Canadian Co-Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Offices of the Trustee or the Canadian Co-Trustee, as applicable. Such offices shall initially be at:

The Bank of New York Mellon

Attn: Corporate Trust Administration

Facsimile: (212) 815 5366

Telephone: (212)-815-5811

240 Greenwich Street, 7th Floor East

New York, NY 10286

BNY Trust Company of Canada

Attention: Corporate Trust Administration

Facsimile: (416) 360-1711

Email: csmtoronto@bnymellon.com

Telephone: : (416) 933-8500

1 York Street, 6th Floor Toronto, Ontario M5J 0B6

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee and the Canadian Co-Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates each of the Corporate Trust Offices of the Trustee and the Canadian Co-Trustee as such an office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Corporate Existence; Insurance; Maintenance of Properties.

(a) Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries (other than Immaterial Subsidiaries), in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries (other than Immaterial Subsidiaries);

provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee and the Canadian Co-Trustee, at least once in each twelve month period beginning on the date of this Indenture, and within 120 days after the end of each fiscal year of the Company and at any time if the Trustee or the Canadian Co-Trustee so requires, an Officers’ Certificate regarding compliance with all conditions and covenants under this Indenture and the Collateral Documents and, if the Company is not in compliance, the Company must specify any Defaults.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee and the Canadian Co-Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default. Neither the Trustee nor the Canadian Co-Trustee shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Responsible Officer of the Trustee shall have received written notice from the Company or a Holder describing such Default or Event of Default, and stating that such notice is a notice of default.

Section 4.05 Taxes.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any property or assets of the Company or any Subsidiary; provided, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any consolidation, arrangement, merger or amalgamation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any consolidation, arrangement, merger or amalgamation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is unsecured Indebtedness for money borrowed, Indebtedness secured on a junior lien basis to the Notes or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) of Section 4.07(a) being collectively referred to as “Restricted Payments”) unless, after the second anniversary of the Issue Date, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Secured Net Leverage Ratio Test;

(3) less than 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remain outstanding at the time of such Restricted Payment; and

(4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date, is less than the sum, without duplication, of:

(A) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter ending immediately after the second anniversary of the date on which the Issue Date occurs to the end of the most recent fiscal quarter thereafter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Issue Date as a contribution to its common equity share capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case, that have been converted into or exchanged for Equity Interests of the Company (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is (a) sold for cash or marketable securities or otherwise cancelled, liquidated or repaid for cash or marketable securities or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company that is a Guarantor, the initial amount of such Restricted Investment (or, if less, the amount of cash or the Fair Market Value of the marketable securities received upon repayment or sale); plus

(D) so long as no Default or Event of Default has occurred and is continuing, an aggregate amount not to exceed US$5.0 million.

(b) The provisions of Section 4.07(a) of this Indenture will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of Section 4.07(a)(4)(B);

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed US$2.5 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options (or related withholding taxes);

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Consolidated Secured Net Leverage Ratio Test;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9) payments or distributions to dissenting stockholders pursuant to applicable law, or pursuant to or in connection with a consolidation, amalgamation, merger or transfer of the Capital Stock of any Restricted Subsidiary or of all or substantially all of the assets of the Company, in each case, that complies with the requirements of this Indenture; provided, that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by this Indenture) and that all Notes validly tendered by holders in connection with the Change of Control Offer have been repurchased, redeemed or acquired for value; and

(10) payments made in connection with, or constituting any part of any Permitted Tax Reorganization and fees and expenses relating thereto.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the chief executive officer, the chief financial officer, the chief accounting officer or the controller of the Company and set forth in an Officers’ Certificate delivered to the Trustee and the Canadian Co-Trustee; provided, that such determination of Fair Market Value shall be further evidenced by a resolution of the Board of Directors of the Company if the value of such Restricted Payment exceeds US$5.0 million. The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this Section 4.07 (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses), in each case, in any manner that complies with this Section 4.07.

Section 4.08 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness, if Permitted Debt (as defined below).

(b) The provisions of Section 4.08(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) Existing Indebtedness;

(2) the incurrence by the Company and the Guarantors of Indebtedness represented by Notes (including any Additional Notes) in an aggregate principal amount not to exceed US$312.5 million and related Note Guarantees;

(3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.08(b)(3), not to exceed, at any time outstanding, US$10.0 million;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Sections 4.08(b)(1), 4.08(b)(2), 4.08(b)(3), 4.08(b)(4) or 4.08(b)(14) hereof; provided, that the incurrence of such Permitted Refinancing Indebtedness shall be treated as a utilization of the capacity under Section 4.08(b)(1), 4.08(b)(2), 4.08(b)(3), 4.08(b)(4) or 4.08(b)(14), as applicable, to incur Indebtedness under such Sections;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.08(b)(5);

(6) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this Section 4.08(b)(6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and the Hedges;

(8) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.08; provided, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of (A) workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business, (B) performance bonds, bank guarantees or similar obligations for or in connection with pledges, deposits or payments made or given in relation to such performance bonds, bank guarantees or similar instruments in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations and (C) letters of credit issued or incurred to support the purchase of supplies and equipment in the ordinary course of business of the Company and its Restricted Subsidiaries;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(11) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum assumable liability in respect of all such Indebtedness with respect to a disposition shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(13) Indebtedness of the Company or any of its Restricted Subsidiaries arising pursuant to any Permitted Tax Reorganization;

(14) Indebtedness arising pursuant to an L/C Facility not to exceed, at any time outstanding, US$55.0 million; and

(15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed US$10.0 million.

(c) The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured, by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more such holders priority over the other holders in the collateral held by them. The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness arising pursuant to streaming transaction payments.

(d) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the clauses of Permitted Debt described in Section 4.08(b)(1) through (15) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.08. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or operating leases as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.08; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar- denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.09 Liens.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on any asset of the Company or such Restricted Subsidiary now owned or hereafter acquired, unless, solely in the case of assets not constituting Collateral, contemporaneously therewith:

(1) in the case of any Lien securing any Pari Passu Indebtedness or Hedging Secured Obligations, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2) in the case of any Lien securing Indebtedness subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, prior to the Lien securing such subordinated Indebtedness.

(b) For purposes of determining compliance with this Section 4.09, (1) a Lien securing an item of Indebtedness need not be permitted solely by reference to one clause of Permitted Liens (or any portion thereof) but may be permitted in part under any combination thereof and (2) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the clauses of Permitted Liens (or any portion thereof), the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.09.

(c) No intent to subordinate the first priority status afforded by the Liens granted in favor of the Notes Collateral Agent is to be hereby implied or expressed by the permitted existence of the Permitted Liens or other Liens pursuant to this Section 4.09.

Section 4.10 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and any related collateral documents as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes, the Note Guarantees and any Collateral Documents;

(3) agreements governing other Indebtedness (including Credit Facilities) permitted to be incurred under Section 4.08 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided, that the restrictions will not materially adversely impact the ability of the Company to make required principal and interest payments on the Notes;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.10(a)(3);

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness will not materially adversely impact the ability of the Company to make required principal and interest payments on the Notes;

(10) Liens permitted to be incurred under Section 4.09 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$10.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(3) the Company delivers to each of the Trustee and the Canadian Co-Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$20.0 million, an opinion of an accounting, appraisal or investment banking firm of national standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (I) fair from a financial point of view taking into account all relevant circumstances or (II) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.

(b) The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1) any employment agreement, severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) any transaction or series of related transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or the applicable Restricted Subsidiary of such transaction or series of related transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(7) Restricted Payments that do not violate Section 4.07;

(8) loans or advances to employees in the ordinary course of business not to exceed US$2.5 million in the aggregate at any one time outstanding;

(9) any Permitted Tax Reorganization; and

(10) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby.

Section 4.12 Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.13 Additional Guarantees.

If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date (including, without limitation, in connection with the Acquisition), then that newly acquired or created Subsidiary will become a Guarantor and execute a Note Guarantee pursuant to a supplemental indenture, execute an amendment, supplement or other instrument in respect of the Collateral Documents and deliver an Opinion of Counsel, in each case pursuant to this Indenture, on the earlier of the Security Deadline and 30 days after the date on which it is acquired or created.

Section 4.14 Restricted Subsidiaries.

As of the Issue Date and at any time following the Issue Date, all of the Company’s Subsidiaries will be “Restricted Subsidiaries”.

Section 4.15 Reports.

(a) So long as any Notes are outstanding, the Company shall furnish and deliver to the Trustee, without cost to the Holders of Notes:

(1) within 120 days after the end of the Company’s fiscal year ending December 31, 2021, and within 90 days after the end of each fiscal year thereafter, annual consolidated financial statements of the Company audited by the Company’s independent public accountants. Such audited annual financial statements will be prepared in accordance with IFRS and be accompanied by a management’s discussion and analysis (“MD&A”) of the results of operations and liquidity and capital resources of the Company and its consolidated subsidiaries for the periods presented in a level of detail comparable to the management’s discussion and analysis of the results of operations and liquidity and capital resources of the Company contained in this offering circular;

(2) within 60 days after the end of the first quarter ending March 31, 2022, and within 45 days after the end of each fiscal quarter thereafter, unaudited consolidated quarterly financial statements of the Company (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) reviewed pursuant to applicable auditing standards. Such quarterly financial statements will be prepared in accordance with IFRS and be accompanied by an MD&A of the results of operations and liquidity and capital resources of the Company and its consolidated subsidiaries for the periods presented in a level of detail in accordance with Canadian Securities Legislation as a reporting issuer;

(3) on or prior to the tenth day following an event that would give rise to a requirement for the Company to file a material change report pursuant to Canadian Securities Legislation as a reporting issuer with securities listed on the Toronto Stock Exchange, such material change report with respect to the Company and the Restricted Subsidiaries, as applicable;

(4) promptly after it becomes available, and in no event later than 60 days after the end of the relevant interim period for the fiscal quarters ending March 31 and September 30, issue a trading update report including the Company’s consolidated cash position, production, capital expenditures and events during the interim period with material impact on the Company;

(5) within 270 days after the Acquisition Closing Date, an updated reserve report compliant with NI-51 101 standard dated no later than the date that is 180 days after the Acquisition Closing Date, and within six months from the end of each fiscal year thereafter, an updated reserve report compliant with NI-51 101 standard dated no later than the date that is six months from the end of each such fiscal year; and

(6) promptly after becoming available, and in no event later than 10 Business Days after the end of the relevant monthly production period (beginning with the end of the first monthly production period to occur after the Acquisition Closing Date), a monthly production report in customary format consistent with past practice.

(b) The Company will make available such foregoing financial information, MD&A and reports to any holder and, upon request, to any beneficial owner of the Notes, in each case, by posting such information on a confidential portal or data site; provided that, if Company becomes a “reporting issuer” (or its equivalent) in Canada or the United States, the disclosure requirements contemplated in clauses (1), (2) and (3) above will be deemed to have been satisfied once the corresponding documents have been filed electronically on the Canadian Securities Administrators’ SEDAR website or the SEC’s EDGAR website (or, in each case, any successor system) in the form and within the time periods required by Canadian Securities Legislation or SEC rules, as interpreted and applied by the Alberta Securities Commission or the SEC, as applicable, and the Company will no longer be required to post such information on its website.

(c) The Company will also arrange and participate in quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, to discuss its results of operations with holders of the Notes and beneficial owners of the Notes no later than five Business Days following the date on which each of the quarterly and annual financial statements for the prior fiscal period are made available as provided above. Dial-in conference call information will be included in or provided together with such financial statements.

(d) Furthermore, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes, beneficial owners of the Notes, upon their request, the information and reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.16 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of such holder’s Notes pursuant to a change of control offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) Within ten (10) days following any Change of Control, the Company will deliver or cause to be delivered a notice to the Trustee, the Canadian Co-Trustee and each Holder pursuant to Section 13.01:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) stating the purchase price and repurchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent in accordance with the provisions, and within the timeframe, set forth in the notice;

(7) that Holders will be entitled to withdraw their election if they properly deliver to the Paying Agent a withdrawal instruction in accordance with the procedures, and within the timeframe, specified in the notice;

(8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000; and

(9) stating any conditions to the Company’s Change of Control Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Section 4.16 by virtue of such compliance.

(c) On or before the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount in immediately available funds equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company for cancellation.

The Paying Agent shall promptly deliver to each holder of Notes properly tendered the Change of Control Payment for such Notes, and, with respect to certificated Notes, the Trustee will promptly authenticate and send to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will announce the results of the Change of Control Offer to the Company and holders of the Notes on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(d) Notwithstanding anything to the contrary in this Section 4.16, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or a third party making the Change of Control Offer as provided above) purchases all of the Notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

Section 4.17 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale is in the form of cash or Cash Equivalents.

Any Asset Sale pursuant to a condemnation, expropriation, appropriation, or other similar taking, including by deed in lieu of condemnation, shall not be required to satisfy the conditions set forth in Section 4.17(a)(1) above.

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in clauses (3) or (5) of Section 4.17(b).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to the extent the Net Proceeds are attributable to an Asset Sale of assets that constitute Collateral (x) subject to the Hedging Intercreditor Agreement, to reduce, prepay, repay or purchase any First-Priority Obligations (other than the Notes); provided that the Company at least ratably reduces, prepays, repays or purchases the Notes or (y) to make an offer (in accordance with the procedures set forth below for a Asset Sale Offer), redeem Notes as described under Section 3.07 or purchase Notes through open-market purchases or in privately negotiated transactions that are offered to all holders of the Notes on a pro rata basis;

(2) to the extent such Net Proceeds are from an Asset Sale that does not constitute Collateral, (x) to reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset, (y) to reduce, prepay, repay or purchase Pari Passu Indebtedness; provided, that the Company ratably reduces, prepays, repays or purchases the Notes or (z) to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer), redeem Notes as described under Section 3.07 or purchase Notes through open-market purchases or in privately negotiated transactions that are offered to all holders of the Notes on a pro rata basis (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); provided, however, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment, to the extent the assets sold or otherwise disposed of in connection with such Asset Sale constituted “borrowing base assets,” to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased;

(3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(4) to make a capital expenditure in respect of a Permitted Business; or

(5) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

In the case of clause (3) of this Section 4.17(b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (5) of Section 4.17(b) of this Indenture will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$15.0 million, within thirty days of exceeding such amount, the Company will make an offer (an “Asset Sale Offer”), to all holders of Notes and, if required by the terms of any First-Priority Obligations, subject to the Hedging Intercreditor Agreement, to purchase, prepay or redeem the maximum principal amount of Notes and First-Priority Obligations, on a pro rata basis, secured by such Collateral (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.

(d) The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.

(e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(f) If the aggregate principal amount of Notes and First-Priority Obligations, secured by Collateral tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes to be purchased, shall be based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$2,000, or an integral multiple of US$1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Section 4.18 Additional Amounts.

(a) All payments made by the Company or any Guarantor under or with respect to the Notes or the Note Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the withholding or deduction is then required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company or any Guarantor (including any successor or other surviving entity) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any paying agent) (each of clause (1) and (2), a “Tax Jurisdiction”) will at any time be required to be made from any payments made under or with respect to the Notes or the Note Guarantees, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder (including payments of Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, that no Additional Amounts will be payable with respect to any of the following (referred to herein as “Excluded Taxes”):

(1) any Taxes that would not have been imposed but for the holder or beneficial owner (or fiduciary, settlor, beneficiary, partner, member or shareholder of the holder, as the case may be) of the Notes being a citizen or resident or national of, organized in or carrying on a business in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, disposition, enforcement or receipt of payment in respect of the Notes;

(2) any Taxes that are imposed or withheld as a result of the failure of the holder or beneficial owner of the Notes to comply with any reasonable written request, made to that holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be made, by the Company, any Guarantor or any Paying Agent to provide timely and accurate information concerning the nationality, residence or identity of such holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes, but only to the extent that the Holder or beneficial owner is legally eligible to provide such evidence and such compliance is not more onerous to the Holder or beneficial owner than would be comparable certification, information, documentation or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9 or any comparable successor forms);

(3) any Taxes imposed with respect to any Note presented for payment (where presentation is required for payment) more than 30 days after the date on which the relevant payment is became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on any day during such 30-day period);

(4) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(5) any Tax required to be withheld or deducted under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(6) any Taxes withheld, deducted or imposed because the holder or beneficial owner of the Notes, or any other person entitled to payments under the Notes, does not deal at arm’s length with the Company or a relevant Guarantor or paying agent for purposes of the Income Tax Act (Canada) or is a person who is, or who does not deal at arm’s length with, a person who is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company or a relevant Guarantor or paying agent at a relevant time;

(7) any Taxes withheld, deducted or imposed on a payment on or with respect to the Notes to a holder that is a fiduciary, a partnership or a person other than the sole beneficial owner of any such payment, if a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the payment of Additional Amounts had it been the holder of the Note; or

(8) any combination of items (1) through (7) of this Section 4.18(a).

(b) If the Company or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee and the Canadian Co-Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. Each of the Trustee and the Canadian Co-Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and the Canadian Co-Trustee with documentation reasonably satisfactory to each of them evidencing the payment of Additional Amounts.

(c) or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, the Company will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and the Canadian Co-Trustee evidencing the payment of any Taxes so deducted or withheld. The Company will be responsible for making all calculations called for under this Indenture and the Notes and each of the Trustee and the Canadian Co-Trustee shall be entitled to conclusively rely on any such calculation provided for in an Officers’ Certificate or otherwise.

(d) Whenever in this Indenture there is mentioned, in any context (i) the payment of principal (and premium, if any), (ii) redemption prices or purchase prices in connection with a redemption or repurchase of Notes, (iii) interest, or (iv) any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) The Company and the Guarantors, jointly and severally, will indemnify the Trustee, the Canadian Co-Trustee and each holder or beneficial owner of the Notes for and hold them harmless against the full amount of (i) any Taxes, other than Excluded Taxes, paid by the Trustee or any Paying Agent or any holder or beneficial owner of the Notes in connection with payments made under or with respect to the Units, the Notes or the Note Guarantees held by such holder or beneficial owner and (ii) any Taxes, other than Excluded Taxes, levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii). A certificate as to the amount of such requested indemnification, delivered by the Trustee, the Canadian Co-Trustee or any Paying Agent or such holder, shall be conclusive absent manifest error. The Company will pay, and indemnify the Trustee, the Canadian Co-Trustee, the Paying Agent and each holder for, any present or future stamp, issue, registration, transfer, court or documentary taxes or any other excise, property or similar Taxes that arise in any relevant Tax Jurisdiction (and, in the case of enforcement, any jurisdiction) from the execution, issuance, delivery or enforcement of the Units, the Notes, the Note Guarantees, this Indenture, the Collateral Documents or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes or any Note Guarantees.

(f) The obligations described in this Section 4.18 will survive any termination, defeasance or discharge of this Indenture, and transfer by a holder or beneficial owner of the Notes, and will apply mutatis mutandis to any jurisdiction (i) in which any successor Person to the Company or any Guarantor is organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority thereof or therein or (ii) from or through which payment is made by or on behalf of such successor Person.

Section 4.19 Excess Cash Flow.

(a) If the Company and its Restricted Subsidiaries have Excess Cash Flow for any six-month period (provided that the first period shall commence from the Acquisition Closing Date), then, within 65 days after the end of any such applicable period, the Company will be required to redeem (an “Excess Cash Flow Redemption”) the maximum principal amount of Notes that can be redeemed with 75% of such Excess Cash Flow for such period (the “Excess Cash Flow Redemption Amount”). The redemption price for such Excess Cash Flow Redemption shall be an amount in cash equal to 106% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, in accordance with the procedures set forth in this Indenture.

(b) With respect to each Excess Cash Flow Redemption, the Company shall be entitled to reduce the applicable Excess Cash Flow Redemption Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any Notes theretofore repurchased by the Company in the open market (and cancelled by the Company) to the extent that such open market purchase was offered to all holders of the Notes on a pro rata basis and (y) the aggregate redemption price paid for any Notes theretofore redeemed pursuant to one or more optional redemptions (other than any redemptions pursuant to Section 3.07(a) and Section 3.07(b)), in each case, during the period with respect to which such Excess Cash Flow was being computed.

(c) Notwithstanding the foregoing, the Company shall not be entitled to reduce the applicable Excess Cash Flow Redemption Amount by the aggregate repurchase price of any Notes theretofore repurchased by the Company pursuant to any Asset Sale Offers, Change of Control Offers or Excess Cash Flow Redemptions during such period.

(d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of the Notes as a result of an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.10 of this Indenture or this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Section 4.20 Grant of Security Interests.

(i) On the Issue Date with respect to the Escrow Account and (ii) on or prior to the Security Deadline, the Company and the Guarantors shall cause the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee, the Canadian Co-Trustee and the holders of the Notes) to have valid and perfected Liens on the Collateral that are first in priority on the Collateral, subject to any Permitted Liens. In addition, the Company and the Guarantors shall (i) on the Issue Date or (ii) on or prior to the applicable Security Deadline, as applicable:

(a) enter into each of the Collateral Documents necessary in order to cause the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee, the Canadian Co-Trustee and the holders of the Notes) to have, (x) on the Issue Date, a valid and perfected lien on the Escrow Account, with the Escrow Account subject to an account control agreement between the Company, the Notes Collateral Agent and the Escrow Agent, and (y) on or prior to such Security Deadline, valid and perfected Liens on the Collateral that are first in priority, subject to Permitted Liens;

(b) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, financing statements and other instruments as may be required so that, on or prior to Issue Date or the the applicable Security Deadline (as applicable), the Notes Collateral Agent (for the benefit of the Notes Collateral Agent, the Trustee, the Canadian Co-Trustee and the holders of the Notes) shall have valid and perfected Liens on the Collateral that are first in priority, subject to Permitted Liens;

(c) take such further action and execute and deliver such other documents specified in the Indenture Documents or as otherwise may be reasonably requested by the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent (in each case, at the direction of the holders of the Notes) to give effect to the foregoing; and

(d) deliver to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent an Opinion of Counsel that (i) such Collateral Documents and any other documents required to be delivered have been duly authorized, executed and delivered by the Company and the Guarantors and constitute legal, valid, binding and enforceable obligations of the Company and the Guarantors, subject to customary qualifications and limitations, and (ii) the Collateral Documents and the other documents entered into pursuant to this Section 4.20 create valid and perfected Liens on the Collateral covered thereby, subject to Permitted Liens and customary qualifications and limitations, provided that notwithstanding the foregoing, the delivery of certificates in respect of Capital Stock pledged by the Company pursuant to its Debenture and Opinion of Counsel in respect thereof shall be delivered as soon as reasonably practicable after completing the Post-Acquisition Reorganization but in any event within 10 Business Days after the Acquisition Closing Date.

Section 4.21 Further Assurances.

(a) The Company and the Guarantors will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, and shall take all further action, as may be required from time to time in order to: (i) carry out the terms and provisions of the Collateral Documents; (ii) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby; (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm to the Notes Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Notes Collateral Agent under the Collateral Documents or under any other instrument executed in connection therewith.

(b) Upon the exercise by the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent or any holder of Notes of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company and the Guarantors will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from either the Company or any Guarantor for such governmental consent, approval, recording, qualification or authorization.

(c) Notwithstanding anything to the contrary, neither the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent shall have any responsibility for the existence, genuineness or value of any of the Collateral or for the legality, validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (including, without limitation, preparing, recording or filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise monitoring or ensuring the perfection or maintenance of any security interest granted pursuant to this Indenture or any Collateral Document).

Section 4.22 Impairment of Security Interest.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Notes Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Documents or this Indenture.

Section 4.23 [Reserved].

Section 4.24 [Reserved].

Section 4.25 Initial Hedge.

The Company shall (x) within 30 days after the Acquisition Closing Date and (y) on or prior to the last day of each fiscal quarter of the Company thereafter, in each case, enter into and maintain (a) at all times hedge arrangements for the consecutive 18 calendar month period commencing from the Acquisition Closing Date in the case of clause (x) and from any such last day of any such fiscal quarter in the case of clause (y) in respect of Hydrocarbons the net notional volumes for which are no less than, for each calendar month during such consecutive 18 calendar months as determined with reference to the most recent reserve report required to be delivered by Section 4.15(a)(5), 75% of the reasonably expected output of production of Hydrocarbons of the Company and its Restricted Subsidiaries from their PDP reserves (the hedge arrangements entered into pursuant to clause (x), the “Initial Hedge” and together, together with the hedge arrangements entered into pursuant to clause (y), the “Hedges”).

Section 4.26 Capital Expenditure.

The Company shall ensure that, at any time from the Acquisition Closing Date, the aggregate capital expenditure of the Company and its Restricted Subsidiaries on a consolidated basis included in the Company’s cash flow statement shall not exceed $20.0 million in any twelve-month period.

Section 4.27 Board Observer.

(a) The Company shall ensure that, at any time from the Acquisition Closing Date, the holders of more than 50% of the aggregate principal amount of the outstanding Notes (including, without limitation, Additional Notes) shall have the right to appoint one non-voting observer (“Board Observer”) to the Board of Directors (the “Board”) of the Company or equivalent governing body of the Company or any holding company or subsidiary of the Company from time to time that effectively functions as the “board” of the Company and its subsidiaries, and all committees thereof or acting in lieu of such Board, it being understood that (i) such Board Observer must have adequate legal and individual reputational capacity to serve as the Board Observer, as determined by the Company, acting reasonably, (ii) such Board Observer shall be entitled to receive all materials distributed to all members of the board of directors (and all members of each committee) in their capacity as such, (iii) such Board Observer will not have voting power but will be entitled to attend all meetings and to receive all information and notices provided to members of the board, subject to customary exceptions for privilege, confidentiality obligations and conflicts of interest, (iv) the Company will reimburse such Board Observer for all reasonable travel and other reasonable and documented out of-pocket expenses related to such Board Observer’s role or the performance of its duties as a Board Observer in the same manner as other members of the Board, (v) such Board Observer shall maintain the confidential nature of the information regarding the Company and its subsidiaries made available or provided to the Board Observer in connection with its role as such (such information, the “Board Information”) and not use any Board Information except solely within the scope of the Board Observer’s role as a Board Observer and not disclose the Board Information other than to such of its affiliates with a need to know the Board Information, in each case subject to exceptions to be agreed by the Company, acting reasonably, (vi) the Company will hold regular meetings of its Board and reasonable prior notice of the date of each such meeting will be provided by the Board Observer and (vii) such Board Observer shall be entitled to certain other rights reasonably acceptable to the Company (including the right to not partake in any of the above activities or receive any of the above information).

(b) Upon redemption or repayment in full of the Notes or satisfaction, discharge or other termination of this Indenture and as long as warrants issued in connection with the offering as described in this offering circular remain outstanding, warrant holders shall have the right to appoint one Board Observer to the Board of the Company or equivalent governing body of the Company or any holding company or subsidiary of the Company from time to time that effectively functions as the “board” of the Company and its subsidiaries, and all committees thereof or acting in lieu of such Board, subject to the conditions and requirements listed above.

Section 4.28 Post-Acquisition Reorganization

The Company shall ensure that the Post-Acquisition Reorganization is completed within five (5) Business Days after the Acquisition Closing Date.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Amalgamation, Consolidation, or Sale of Assets.

(a) The Company shall not, directly or indirectly: (1) merge, amalgamate or consolidate with or into another Person (whether or not the Company is the surviving or continuing corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (A) the Company is the surviving or continuing corporation; or (b) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of Canada, any province or territory of Canada, the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving or continuing from any such consolidation, merger or amalgamation (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents or is liable for those obligations by operation of law;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving or continuing from any such consolidation, merger or amalgamation (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Secured Net Leverage Ratio Test; and

(5) the Company shall have delivered to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating that (i) such transaction and such assumption agreements described in the preceding clause (2) comply with all requirements of this Indenture or the Collateral Documents, as applicable, and (ii) all conditions precedent in this Indenture and the Collateral Documents, as applicable, have been complied with.

(b) In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) Notwithstanding anything to the contrary contained in this Indenture, the Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any acquisition (other than the Acquisition) of another Person or all or substantially all of the assets of such Person following the Issue Date having an aggregate Fair Market Value in excess of $5.0 million unless on the date of such transaction to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business if after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period the Company is permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Secured Net Leverage Ratio Test.

(d) This Section 5.01 shall not apply to (i) any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any one or more of its Restricted Subsidiaries or between or among any one or more of the Company’s Restricted Subsidiaries and (ii) any Permitted Tax Reorganization.

(e) Section 5.01(a)(3) and Section 5.01(a)(4) shall not apply to any merger, amalgamation, consolidation or arrangement of the Company with or into one or more of its Restricted Subsidiaries for any purpose.

(f) For purposes of this Section 5.01, the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or amalgamation or into or with which the Company or Restricted Subsidiaries is or are merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a disposition of all or substantially all of the Company’s and its Restricted Subsidiaries’ assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company or any of the Guarantors to comply with the provisions described in Section 4.16, Section 4.17, Section 4.19, Section 4.20, Section 4.28 or Section 5.01 hereof;

(4) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class of such failure to comply with any of the other covenants or agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, premium on, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any grace periods) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the redemption thereof or any offer to redeem such indebtedness to be made in respect thereof, prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been or could be so accelerated, aggregates US$10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of US$10.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7) failure by the Company or any of its Restricted Subsidiaries to perform any covenant or other agreement or condition under any existing or future offtake or royalty agreement, the effect of which is to cause the acceleration of payments of US$10.0 million or more under such agreement;

(8) except as expressly permitted by this Indenture and the Collateral Documents, with respect to any assets having a Fair Market Value in excess of US$10.0 million, individually or in the aggregate, that constitutes, or under this Indenture or any Collateral Document is required to constitute, Collateral:

(A) any of the Collateral Documents for any reason ceases to be in full force and effect;

(B) any security interest created, or purported to be created, by any of the Collateral Documents for any reason ceases to be enforceable and of the same effect and priority purported to be created thereby; or

(C) the Company or any Restricted Subsidiary asserts that such Collateral is not subject to a valid, perfected security interest;

(9) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(10) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Insolvency Laws:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) generally is not paying its debts as they become due; or

(F) commences or is subject to another Insolvency Event;

(11) a court of competent jurisdiction enters an order or decree under any Insolvency Laws that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(12) (a) if the Escrow Release Condition is not satisfied on or before the Repayment Deadline, the Company fails to redeem the Notes pursuant to Section 3.09 or (b) if the Escrow Release Condition is satisfied on or before the Repayment Deadline, the Company fails to apply the proceeds in the Escrow Account to pay the purchase price of the Acquisition and repay the Trafigura Credit Facility on or before the Repayment Deadline and fund the cost of the Initial Hedge in accordance with Section 4.25.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (10) or (11) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately and may instruct the Notes Collateral Agent to enforce the Collateral.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of more than 50% of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee or the Notes Collateral Agent, as applicable, (and upon payment of any fees and expenses that may have been incurred by the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent as a result of such Default or Event of Default) may on behalf of the Holders of all of the Notes (i) rescind an acceleration or any instruction to enforce the Collateral, except where such rescission would conflict with any judgment or decree or (ii) waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, if any, the Notes. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, provided, that no such waiver shall extend to subsequent or other Defaults or impair any right consequent thereon pursuant to this Indenture and the Collateral Documents.

Section 6.05 Control by Majority.

Holders more than 50% of the principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, the Canadian Co-Trustee or to the Notes Collateral Agent or exercising any trust or power conferred on either of them, provided, that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) the Trustee, Canadian Co-Trustee or Notes Collateral Agent may take any other action deemed proper by the Trustee, Canadian Co-Trustee or Notes Collateral Agent which is not inconsistent with such direction, and

(3) each of the Trustee, Canadian Co-Trustee and Notes Collateral Agent need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Prior to taking any action under this Indenture, each of the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent shall be entitled to security or indemnity satisfactory to it in its sole discretion against all losses, liability and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

(a) In case an Event of Default occurs and is continuing, neither the Trustee nor the Notes Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security satisfactory to it against any loss, liability or expense.

(b) Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture, the Collateral Documents or the Notes unless:

(1) such Holder has previously given the Trustee and the Notes Collateral Agent written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy and, if applicable, instructions to the Notes Collateral Agent to enforce the Collateral;

(3) such Holder or Holders offer and, if requested, provide to the Trustee and the Notes Collateral Agent security or indemnity satisfactory to the Trustee and the Notes Collateral Agent against any loss, liability or expense;

(4) the Trustee and the Notes Collateral Agent do not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of more than 50% of the aggregate principal amount of the then outstanding Notes do not give the Trustee and/or the Notes Collateral Agent a direction inconsistent with such request.

(c) Holders of the Notes may not independently enforce the Collateral, except through the Notes Collateral Agent, as provided in the Collateral Documents and this Indenture.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee or Notes Collateral Agent.

If an Event of Default specified in Sections 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment, or may direct the Notes Collateral Agent to recover judgment, (a) in its own name and (b)(1) in the case of the Trustee, as trustee of an express trust or (2) in the case of the Notes Collateral Agent, as Notes Collateral Agent on behalf of the Holders, in each case against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent and their respective agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent, as applicable (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent or their respective agents and counsel, and any other amounts due the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent under the Collateral Documents and Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Canadian Co-Trustee, their respective agents and counsel, and any other amounts due the Trustee or the Canadian Co-Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Canadian Co-Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be, and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against a Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be, for any action taken or omitted by it as the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE AND CANADIAN CO-TRUSTEE

Section 7.01 Duties of Trustee and Canadian Co-Trustee.

(a) If an Event of Default has occurred and is continuing and actually known to a Responsible Officer of the Trustee or Canadian Co-Trustee, the Trustee and the Canadian Co-Trustee, as applicable, will exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Canadian Co-Trustee shall act honestly and in good faith with a view to the best interests of the Holders of Notes and exercise the care, diligence and skill of a reasonably prudent trustee.

(c) Except during the continuance of an Event of Default:

(1) the duties of the Trustee and the Canadian Co-Trustee, as applicable, will be determined solely by the express provisions of this Indenture and the Trustee and the Canadian Co- Trustee, as applicable, need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or Obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee and the Canadian Co-Trustee, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Canadian Co-Trustee, as applicable, and conforming to the requirements of this Indenture. However, the Trustee and the Canadian Co-Trustee, as applicable, will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(d) The Trustee and the Canadian Co-Trustee, as applicable, may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee and the Canadian Co-Trustee, as applicable, will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee or the Canadian Co-Trustee, as applicable, were negligent in ascertaining the pertinent facts; and

(3) the Trustee and the Canadian Co-Trustee, as applicable, will not be liable with respect to any action they take or omit to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05 hereof.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee and the Canadian Co-Trustee, as applicable, is subject to clauses (a), (b) and

(c) of this Section 7.01.

(f) The Trustee and the Canadian Co-Trustee, as applicable, will not be liable for interest on any money received by them except as the Trustee and the Canadian Co-Trustee, as applicable, may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee and the Canadian Co-Trustee, as applicable, shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the direction of the Holders of more than 50% of the principal amount of the then outstanding Notes as provided in Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Canadian Co-Trustee, as applicable, or exercising any trust or power conferred upon the Trustee or the Canadian Co-Trustee, as applicable, under this Indenture or the Collateral Document.

Section 7.02 Rights of Trustee and Canadian Co-Trustee.

(a) The Trustee and the Canadian Co-Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Trustee and the Canadian Co-Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee or the Canadian Co-Trustee, in their discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or and the Canadian Co-Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(c) Before the Trustee or the Canadian Co-Trustee act or refrain from acting, they may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee and the Canadian Co-Trustee will not be liable for any action they take or omit to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee and the Canadian Co-Trustee may consult with counsel, investment bankers, accountants or other professionals and the written advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee and the Canadian Co-Trustee may act through their respective attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(e) The Trustee and the Canadian Co-Trustee will not be liable for any action they take or omit to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

(f) The Trustee and the Canadian Co-Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized and their respective signatures at such time to take specified actions pursuant to this Indenture, the Collateral Documents or the Notes.

(g) No provision of this Indenture will require the Trustee and Canadian Co-Trustee to expend or risk their own funds or incur any financial liability. The Trustee and the Canadian Co-Trustee will not be under any obligation to exercise any of their rights and powers under this Indenture or the Collateral Documents at the request or direction of any Holders, unless such Holder has offered to the Trustee and the Canadian Co-Trustee, as applicable, security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(h) The grant of permissive rights or powers to the Trustee and the Canadian Co-Trustee enumerated herein shall not be construed to impose duties to act.

(i) The Trustee and the Canadian Co-Trustee shall not be required to give any bond or surety in respect of the performance of their powers and duties hereunder.

(j) In no event shall the Trustee and the Canadian Co-Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Canadian Co-Trustee have been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and the Canadian Co-Trustee shall not be responsible for any loss or damage resulting from any action or non-action based on its good faith reliance upon such opinion or advice or for any errors in judgment made in good faith.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee and the Canadian Co-Trustee, including, without limitation, the Trustee’s and the Canadian Co-Trustee’s right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent and the Unit Agent in each of their capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; provided (i) that any paying agent, registrar, agent, custodian or other Person shall only be liable to extent of its gross negligence or willful misconduct; and (ii) in and during an Event of Default, only the Trustee and the Canadian Co-Trustee, and not the Notes Collateral Agent, any paying agent, registrar, agent, custodian or other Person shall be subject to the prudent person standard.

(l) The Trustee and the Notes Collateral Agent shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any security.

(m) The Trustee and the Canadian Co-Trustee shall not be deemed to have or be charged with knowledge of any Default or Event of Default under this Indenture, the Collateral Document or with respect to the Notes unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee or the Canadian Co-Trustee by the Company or any other obligor on such Notes or by a Holder of such Notes and such notice refers to the Notes and this Indenture and states that such notice is a notice of Default or Event of Default.

(n) Delivery of any reports, information and documents to the Trustee and the Canadian Co- Trustee (including pursuant to Section 4.15) is for informational purposes only and the Trustee’s and the Canadian Co-Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee and the Canadian Co-Trustee are entitled to rely exclusively on Officers’ Certificates or Opinions of Counsel, as applicable).

(o) Unless otherwise agreed in writing, the Trustee and the Canadian Co-Trustee may hold the trust funds uninvested without liability for interest.

(p) Any recitals contained herein, in the Notes or any offering materials shall not be taken as the statements of the Trustee and the Canadian Co-Trustee, and the Trustee and the Canadian Co-Trustee assume no responsibility for their correctness. The Trustee and the Canadian Co-Trustee make no representations as to the validity or sufficiency of this Indenture, the Notes or any offering materials.

(q) No delay or omission of the Trustee and the Canadian Co-Trustee to exercise any right or remedy shall impair any such right or remedy or constitute a waiver or any acquiescence therein.

(r) If at any time the Trustee or the Canadian Co-Trustee are served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process in respect of this Indenture, the Collateral Documents, the Notes, the Collateral or any parts thereof, funds held by it, or the Guarantees (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), they shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Company and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee or the Canadian Co-Trustee comply with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee or the Canadian Co-Trustee, as the case may be, shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(s) The Trustee and the Canadian Co-Trustee shall not responsible for the content or accuracy of any document provided to the Trustee or the Canadian Co-Trustee, and shall not be required to recalculate, certify, or verify any numerical information unless expressly provided for in writing.

Section 7.03 Individual Rights of Trustee.

The Trustee or the Canadian Co-Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or Canadian Co-Trustee, as applicable. However, if the Trustee acquires any conflicting interest under applicable law, it must eliminate such conflict within 90 days, or resign. The Canadian Co-Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Canadian Co-Trustee as a fiduciary hereunder. In addition, under the Business Corporations Act (Alberta), if the Canadian Co-Trustee becomes aware that a material conflict of interest between its role as Canadian Co- Trustee and its role in any other capacity, it must, within 90 days after becoming aware that such material conflict of interest exists, eliminate that conflict of interest or resign as Canadian Co-Trustee. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee’s and Canadian Co-Trustee’s Disclaimer.

The Trustee and the Canadian Co-Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes, shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent, and will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice of it or has actual knowledge of it, the Trustee will deliver (pursuant to Section 13.01) to Holders of Notes a notice of the Default or Event of Default within 30 days after such Responsible Officer received written notice of such Default or Event of Default or had actual knowledge thereof. The Trustee may withhold from Holders the notice of any Default if, and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee determines in good faith that withholding the notice is in the interests of the Holders of the Notes, except a Default or Event of Default relating to the payment of principal, premium, if any, and interest, if any.

Section 7.06 Compensation and Indemnity.

(a) The Company will pay to the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent, each Paying Agent and the Registrar from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed in writing from time to time. The Trustee’s and the Canadian Co-Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of such party’s agents and counsel.

(b) The Company and the Guarantors will jointly and severally indemnify each of the Trustee (acting in any capacity hereunder), the Canadian Co-Trustee, the Notes Collateral Agent, each Paying Agent, the Registrar and their respective officers, directors, employees and agents (the “Indemnified Parties” and each, an “Indemnified Party”) against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Collateral Documents, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to, with respect to the Trustee, the Canadian Co-Trustee and any related Indemnified Party, its negligence or willful misconduct or, with respect to the Notes Collateral Agent, each Paying Agent, the Registrar and any related Indemnified Parties, its gross negligence or willful misconduct. Each Indemnified Party will notify the Company promptly of any claim for which it may seek indemnity. Failure by an Indemnified Party to so notify the Company will not relieve the Company or any of the Guarantors of their Obligations hereunder or under the Collateral Documents. Neither the Company nor any Guarantor needs pay for any settlement made without its consent, which consent will not be unreasonably withheld or delayed.

(c) The Obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the termination of the Collateral Documents.

(d) To secure the Company’s and the Guarantors’ payment Obligations in this Section 7.06, the Trustee will have a first priority Lien, and each other Indemnified Party will have a Lien, prior to the Notes, on all money, Collateral or property held or collected by the Trustee, in its capacity as Trustee, the Canadian Co-Trustee, in its capacity as Canadian Co-Trustee, or the Notes Collateral Agent, in its capacity as Notes Collateral Agent, except, in the case of the Trustee, that held in trust to pay principal of, premium, if any, and interest on particular Notes pursuant to Article 8 hereof. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Insolvency Laws.

Section 7.07 Replacement of Trustee.

(a) The Trustee may resign in writing at any time with thirty (30) days prior written notice and be discharged from the trust hereby created by so notifying the Company. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Holders more than 50% of the principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Insolvency Laws;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders more than 50% of the principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, at the sole expense of the Company, the retiring Trustee the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders pursuant to Section 13.01 at the Company’s expense. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s Obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

(g) The provisions of this Section 7.07, including without limitation all rights, protections and benefits conferred upon the Trustee, shall apply with equal force to the Canadian Co-Trustee. Additionally, if a Canadian Co-Trustee under this Indenture is no longer required by the provisions of the provisions of (i) the Business Corporations Act (Alberta) and the regulations thereunder as amended or re-enacted from time to time, but only to the extent applicable and (ii) any other applicable statute of Canada or any province or territory thereof and the regulations thereunder as amended or re-enacted from time to time, but only to the extent applicable (collectively the “Canadian Trust Indenture Legislation”), then the Company by a Board Resolution may remove the Canadian Co-Trustee without the appointment of a successor.

Section 7.08 Electronic Communications

The Trustee and the Canadian Co-Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee and the Canadian Co-Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee or the Canadian Co-Trustee Instructions using Electronic Means and the Trustee or the Canadian Co-Trustee, as applicable, in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and the Canadian Co-Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Canadian Co-Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Canadian Co-Trustee, and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee and the Canadian Co-Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the its reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Canadian Co-Trustee, including without limitation the risk of the Trustee or the Canadian Co-Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee or the Canadian Co-Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Canadian Co-Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 7.09 Eligibility; Disqualification.

The Trustee shall maintain its status as a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50.0 million as set forth in its most recent published annual report of condition.

For so long as required by the Canadian Trust Indenture Legislation, there shall be a Canadian Co- Trustee under this Indenture. The Co-Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and shall be authorized under the laws of Alberta and, if so required, duly registered to carry on trust business therein. If at any time the Canadian Co-Trustee shall cease to be eligible in accordance with the provisions of this Section, such Canadian Co-Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10 Additional Rights of Trustee.

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti- terrorist legislation, regulation or guideline. Further, notwithstanding any other provisions of this Indenture to the contrary, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to all parties For greater certainty, during such notice period the Trustee shall continue to have the right not to act and shall not be liable for refusing to act in accordance with the first sentence of this Section 7.10.

Notwithstanding anything to the contrary herein, the Company and the Trustee may, without liability, disclose information about the Holders and Beneficial Owners or potential Holders or Beneficial Owners of the Notes pursuant to subpoena or other order issued by a court of competent jurisdiction or when otherwise required by applicable law.

Unless otherwise notified, the Trustee shall be entitled to assume that all payments have been made by the Company as required under this Indenture.

The Trustee may assume for the purposes of this Indenture that any address on the register of the Holders of the Notes is the Holder’s actual address and is also determinative as to residency.

The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Notes provided such issue, exercise or transfer, as the case may be, is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers of Notes upon the presumption that such transfers are permissible pursuant to all applicable laws and regulatory requirements. The Trustee shall have no obligation to ensure that legends appearing on the Notes certificates comply with regulatory requirements or securities laws of any applicable jurisdiction.

Except as provided in this Indenture, the Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture; such document must not require the exercise of any discretion or independent judgment.

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

Section 7.11 Third Party Interests.

Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

Section 7.12 Appointment of Additional Co-Trustees.

It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to it or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co- trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Company be required by the additional separate or co- trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any additional separate or co- trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

Every additional separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then additional separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any additional separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in- fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, until the appointment of a new trustee or successor to such separate or co-trustee.

Section 7.13 USA PATRIOT Act Compliance.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Trustee is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company and the Guarantors agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the applicable requirements of the USA PATRIOT Act of 2001.

Section 7.14 Escrow Authorization.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement, including related documents thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto, and authorizes and directs the Trustee to acknowledge the Escrow Agreement and to perform any obligations and exercise any rights thereunder in accordance herewith and therewith.

Section 7.15 FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) related to this Indenture, the Company agrees (i) to provide to the Trustee information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is within the possession of the Company and reasonably requested by the Trustee so the Trustee can determine whether it has tax related obligations under Applicable Tax Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability, and (iii) to indemnify and hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

Section 7.16 Privacy (Canadian Co-Trustee).

The parties acknowledge that federal and/or provincial legislation in Canada that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither the Company nor the Canadian Co-Trustee shall take or direct any action that would contravene or cause the other to contravene applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Canadian Co-Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under Privacy Laws. The Canadian Co-Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Canadian Co-Trustee agrees: (1) to have a designated chief privacy officer; (2) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (3) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (4) not to sell or otherwise improperly disclose personal information to any third party; and (5) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Section 7.17 Trustee and Canadian Co-Trustee.

The rights, powers, duties and obligations conferred and imposed upon the Trustee and the Canadian Co-Trustee are conferred and imposed upon and shall be exercised and performed by the Trustee and the Canadian Co-Trustee, as applicable, severally and not jointly. Neither the Trustee nor the Canadian Co-Trustee shall have any duty to supervise, and shall in no event be liable for, the acts and omissions of the other. The Canadian Co-Trustee shall comply with the applicable provisions of the Canadian Trust Indenture Legislation.

For the avoidance of doubt and notwithstanding anything to the contrary herein, all of the rights, protections, immunities and indemnities granted to the Trustee hereunder shall also inure to the benefit of the Canadian Co-Trustee and its officers, directors, employees, agents, advisors and attorneys-in-fact (its “Related Persons”) acting hereunder and all of the provisions of this Indenture granting such rights, protections, immunities and indemnities shall apply to the Canadian Co-Trustee and its Related Person as if such Persons were named in such provisions.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and the Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.05 hereof;

(2) the Company’s obligations with respect to the Notes under Article 2 and Sections 4.01, 4.02 and 4.18 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07 through 4.17, Sections 4.19 through 4.23 and Section 5.01 (a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (other than as such Section 6.01(3) relates to Section 5.01 (other than Section 5.01(a)(4))) through 6.01(9) and Section 6.01(12) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) an amount (in U.S. dollars), or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, for the Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on the Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) all amounts due the Trustee under Section 7.06; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee an irrevocable notice of its election to redeem all or any portion of Notes at a future date in accordance with the terms of this Indenture. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as clauses (10) and (11) of Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound.

(4) In the case of Legal Defeasance under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) In the case of Covenant Defeasance under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6) The Company shall have delivered to the Trustee an Opinion of Counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the Holders and Beneficial Owners of such outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal, provincial and territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as applicable, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders and Beneficial Owners of the Notes include Holders and Beneficial Owners who are not resident in Canada).

(7) The Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 8.04, relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be), have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, any Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ Obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section

8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its Obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Canadian Co-Trustee, and if any amendment or supplement relates to any Collateral Document, the Notes Collateral Agent, may amend or supplement this Indenture, the Notes, the Collateral Documents or the Note Guarantees without the consent of any Holder of Note:

(1) to cure any omission, ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a consolidation, arrangement, merger or amalgamation or sale of all or substantially all of the Company’s or such Guarantor’s assets or to effect a Permitted Tax Reorganization, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any Holder;

(5) to conform the text of this Indenture, the Notes, the Hedging Intercreditor Agreement, the Note Guarantees or the Collateral Documents to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the Description of the Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents, which intent may be evidenced by an Officers’ Certificate to that effect;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee to add a guarantee with respect to the Notes;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Notes Collateral Agent pursuant to the requirements thereof;

(9) (i) to enter into additional or supplemental Collateral Documents in accordance with the terms of this Indenture and the Collateral Documents or (ii) to release Collateral from the Lien of this Indenture or the Collateral Documents in accordance with the terms of this Indenture and the Collateral Documents.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Canadian Co-Trustee of the documents described in Sections 7.02(c) and 9.05 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Canadian Co-Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Collateral Documents, and upon receipt by the Notes Collateral Agent of the documents described in Sections 7.02(c) and 9.05 hereof, the Notes Collateral Agent will join with the Company and the Guarantors in the execution of any amended or supplemental Collateral Documents authorized or permitted by the terms of this Indenture and the Collateral Documents and to make any further appropriate agreements and stipulations that may be therein contained, but the Notes Collateral Agent will not be obligated to enter into such amended or supplemental Collateral Documents that affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as otherwise provided in Section 9.01, Section 9.02(b) or Section 9.02(c), this Indenture, the Notes, the Collateral Documents or the Note Guarantees may be amended or supplemented with the consent of Holders of more than 50% of the aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees and the Collateral Documents may be waived with the consent of the Holders more than 50% of the principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, or change the fixed maturity of, any Note or alter or waive any of the provisions relating to the dates on which the Notes may be redeemed or the redemption price thereof (including the premium payable thereon) with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of more than 50% of the aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 4.16, 4.17 and 4.19 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

(b) In addition, (i) any amendment to or waiver of, the provisions of this Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or (ii) any amendment, change or modification of the obligations of the Company and the Guarantors under Section 4.20 will require the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding and of each Hedge Provider; provided, that all Collateral shall be released from the Liens securing the Notes upon the discharge of the Company’s and the Guarantors’ obligations under the Notes and the Note Guarantees through redemption of all of the Notes outstanding or payment in full of the obligations under this Indenture and each Hedge Agreement at maturity or otherwise, or upon any defeasance or satisfaction and discharge as described in Article 8 or Article 10, respectively.

(c) Any modification, amendment, supplement or waiver to the Collateral Documents that is materially adverse to any Hedge Provider in its capacity as such will require the consent of such Hedge Provider (such consent not to be unreasonably withheld, delayed or conditioned), it being understood that the Notes Collateral Agent may enter into any amendment, restatement, amendment and restatement, modification or supplement to any of the Collateral Documents to (i) properly document a release of Collateral permitted by Section 12.03, (ii) extend the maturity date of the indebtedness owed by the Company or Guarantor to the holders of the Notes secured by the Collateral Documents and (iii) add additional properties as Collateral thereunder.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Company and the Trustee receive a properly delivered written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee, the Canadian Co-Trustee and, as applicable, the Notes Collateral Agent shall sign any amendment or supplement to this Indenture, the Notes, the Collateral Documents or the Note Guarantees authorized pursuant to this Article 9 if such amendment or supplement does not adversely affect its rights, duties, liabilities or immunities. In executing any amended or supplemental indenture, the Trustee, the Canadian Co-Trustee and, as applicable, the Notes Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

In connection with any modification, amendment, supplement or waiver in respect of this Indenture, any Collateral Document, the Notes, or the Note Guarantees, the Company shall deliver to the Trustee the Canadian Co-Trustee and, as applicable, the Notes Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each stating (i) that such modification, amendment, supplement or waiver is authorized or permitted pursuant to the terms of this Indenture, such Collateral Document, the Notes or the Note Guarantees, as applicable, (ii) that all related conditions precedent to such modification, amendment, supplement or waiver have been complied with, and (iii) that any agreement memoralizing any such modification, amendment or supplement is a legal, valid and binding obligation of the Company and/or any guarantor, enforceable in accordance with its terms against the Company and any such Guarantor, subject to customary exceptions as to enforceability.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01 Satisfaction and Discharge.

Upon request by the Company, this Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Trustee and the Canadian Co-Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(a) all Notes theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in this Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in this Indenture) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of the subclauses (i), (ii) or (iii) of this Section 10.01(1)(b), has irrevocably deposited or caused to be deposited with the Trustee (and delivered irrevocable instructions to the Trustee) as trust funds in trust for such purpose an amount in U.S. dollars, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), interest, if any, and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or date of redemption, as the case may be;

(2) The Company has paid or caused to be paid all other amounts payable under the Indenture Documents by the Company, including all amounts payable to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent; and

(3) The Company has delivered to the Trustee and the Canadian Co-Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.01, the provisions of Sections 10.02, 8.05 and 8.06 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

The Collateral will be released from the Lien securing the Notes as provided under Section 12.03 of this Indenture upon the satisfaction and discharge of this Indenture in accordance with the provisions of this Section 10.01.

Section 10.02 Application of Trust Money.

Subject to the provisions of Section 8.05 and 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided, that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Documents or the Obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent hereunder or thereunder or under any Collateral Document will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes, any Collateral Document or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

(c) If any Holder, the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid to either the Trustee, the Canadian Co-Trustee, the Notes Collateral Agent or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Notes Collateral Agent, the Trustee and the Canadian Co-Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Insolvency Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article 11, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Guarantee.

Each Guarantor hereby agrees that its execution of this Indenture evidences its Note Guarantee pursuant to this Article 11.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture or any supplemental indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.13 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 4.13 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving or continuing Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving or continuing from any such consolidation, merger or amalgamation either (i) continues to be a Guarantor or (ii) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and applicable Collateral Documents pursuant to a supplemental indenture and an amendment, supplement or other instrument in respect of such Collateral Documents, in each case, satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

provided, that the transfer, sale or other disposition of all or substantially all of the assets of, directly or indirectly, the Guarantors as a whole will be governed by Article 5 and are subject to Section 4.17.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture and the Collateral Documents to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (2)(a) and (b) of this Section 11.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of consolidation, merger, amalgamation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.17 of this Indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.17 of this Indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition; or

(3) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided in Article 8 and Article 10 of this Indenture.

Upon the release of any Note Guarantee, all Obligations of such Guarantor under any Collateral Document and all Liens in connection therewith will be automatically released and discharged.

Any Guarantor not released from its Obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11.

If any of the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent is requested to execute any document in connection with such release of a Note Guarantee, the Company and such Restricted Subsidiary shall provide to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent (as applicable) an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to such release have been complied with and that such release is authorized or permitted by this Indenture.

ARTICLE 12

SECURITY

Section 12.01 Grant of Security Interests.

(a) Pursuant to the Collateral Documents to be entered into by the Company, the Guarantors and the Notes Collateral Agent for the benefit of the Notes Collateral Agent, the Trustee, the Canadian Co- Trustee and the holders of Notes, the Notes, the Note Guarantees and all other Obligations under this Indenture shall be secured by a Lien on the Escrow Account on the Issue Date and, by the applicable Security Deadline, on the Collateral.

(b) The Company shall, and shall cause each applicable Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as necessary or required by applicable law (or as the Notes Collateral Agent may reasonably request at the direction of the holders of the Notes) to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents and (ii) file any such notice filings or other agreements or instruments as may be necessary or reasonably desirable under applicable law to perfect the Liens created by the Collateral Documents at such times and at such places as are necessary (or as the Notes Collateral Agent may reasonably request at the direction of the holders of the Notes), in each case subject to the terms of the Collateral Documents, including any waivers thereunder by the Notes Collateral Agent (at the direction of the holders of the Notes).

(c) Notwithstanding the foregoing, the Collateral will not include any of the following assets (collectively, the “Excluded Assets”):

(1) the Reserve Account; provided that, for the avoidance of doubt, upon termination of such restricted cash reserve account, any cash held in such account shall be transferred promptly to any account of the Company that is included in the Collateral;

(2) any asset or property right of the Company or any Guarantor of any nature:

(A) if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or the Company’s or any Guarantor’s loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to applicable law or principles of equity) to which the Company or such Guarantor is party, provided that no asset or property right of the Company or any Guarantor shall be excluded from the Collateral other than such lease, license, contract or agreement subject to such breach, termination or default and such exclusion shall apply only for so long as such breach, termination or default exists; and

(B) to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to any applicable law or principles of equity);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability no longer exists and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) in this clause (2) will not be an Excluded Asset;

(3) (i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, provincial, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or other federal, state, provincial or local government agencies with respect to employees of the Company or any Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Company or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts;

(4) fixed or capital assets (and proceeds thereof) owned by either of the Company or any Guarantor that is subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant Section 4.08 and Section 4.09 if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets (and proceeds thereof) as to which such other Lien attaches and such prohibition applies; and

(5) de minimis or immaterial assets for which perfection of the security could not be obtained without unreasonable cost and expense or under applicable law.

Section 12.02 Recording and Filings.

(a) The Company shall, and shall cause each of the Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Collateral Documents), maintain (with the priority required under the Collateral Documents), preserve and protect the security interests in the Collateral granted by the Collateral Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Notes Collateral Agent, the Trustee and the Canadian Co-Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral pursuant to the terms of the Collateral Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Collateral Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. Neither the Company nor any Guarantor will be permitted to take any action which action might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Notes Collateral Agent, the Trustee, the Canadian Co-Trustee or the Holders except as expressly set forth herein, in the Collateral Documents (including any Intercreditor Agreement).

(b) If property constituting Additional Notes Collateral is not automatically subject to a Lien or perfected security interest under the Collateral Documents, then the Company will, as soon as practicable, grant Liens on such property constituting Additional Notes Collateral in favor of the Notes Collateral Agent and take all necessary steps to perfect the security interest represented by such Liens.

(c) Without limiting paragraph (b) above, to the extent any security interest cannot be perfected by the date such Additional Notes Collateral is acquired, the Company and the Guarantors will use their commercially reasonable efforts to perform all acts and things that may be required to have such security interest in the Additional Notes Collateral duly created and enforceable and perfected on such acquisition date, to the extent required by the Collateral Documents, as promptly as practicable, as determined in good faith by the Company and in any event no later than thirty (30) days following such acquisition date.

(d) Notwithstanding anything contained in this Indenture to the contrary, neither the Notes Collateral Agent nor the Trustee or Canadian Co-Trustee shall have any obligations to take any actions or to cause the Company or any of the Guarantors under this Indenture to take any actions of the Company or the Guarantors pursuant to this Section 12.02.

Section 12.03 Release of Collateral.

(a) Subject to the terms of the Collateral Documents, the Company shall be entitled to release the Collateral from the Liens securing the Obligations under this Indenture and the Notes under any one or more of the following circumstances:

(1) in accordance with this Indenture and the applicable Collateral Documents if (x) at any time either the Notes Collateral Agent forecloses upon or otherwise exercises remedies against any Collateral resulting in the sale or disposition thereof or (y) a sale or other disposition of any Collateral is consummated which is permitted by the terms of this Indenture and the Collateral Documents (or is made pursuant to a valid waiver and consent to an otherwise prohibited transaction);

(2) as described under Article 9;

(3) upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid; or

(4) upon a legal defeasance or covenant defeasance or a satisfaction and discharge under Article 8 or 10, respectively.

(b) Upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, together with an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to any such action under this Indenture and the related Collateral Documents (including any Intercreditor Agreement) have been complied with and that such action is authorized or permitted by this Indenture, the Notes Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents, including any Intercreditor Agreement, at the Company’s expense.

(c) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.

(d) If any of the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent is requested to execute any document in connection with such release of Collateral, the Company and such Restricted Subsidiary shall provide to the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent (as applicable) an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent to such release have been complied with and that such release is authorized or permitted by this Indenture.

Section 12.04 Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or any Guarantor to any Person other than the Company or a Guarantor, and the Company or any Guarantor requests in writing that the Notes Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents together with an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to any such action under this Indenture and the related Collateral Documents (including any Intercreditor Agreement) have been complied with and that such release is authorized or permitted by this Indenture, the Notes Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument, at the Company’s expense. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Notes Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.

Section 12.05 The Notes Collateral Agent.

(a) Each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement, and each of the Holders by acceptance of the Notes hereby irrevocably authorizes and directs the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement, and consents and agrees to the terms of the Hedging Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.05. The provisions of this Section 12.05 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, the Canadian Co-Trustee, any of the Holders or any of the Company or the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreement and the Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents or the Hedging Intercreditor Agreement to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, the Canadian Co- Trustee, any Holder or the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) None of the Notes Collateral Agent, its Affiliates and their respective officers, directors, employees, agents, advisors and attorneys-in-fact (a “Related Person”) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the Hedging Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee, the Canadian Co-Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor or Affiliate of the Company or any Guarantor, or any Officer thereof, contained in this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement, or for any failure of the Company or any Guarantor or any other party to this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee, the Canadian Co-Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement or to inspect the properties, books, or records of the Company or any Guarantor or any of their respective Affiliates.

(c) For the avoidance of doubt and notwithstanding anything to the contrary herein, all of the rights, protections, immunities and indemnities granted to the Trustee hereunder shall also inure to the benefit of the Notes Collateral Agent and its Related Person acting hereunder and under the Collateral Documents and all of the provisions of this Indenture granting such rights, protections, immunities and indemnities shall apply to the Collateral Agent and its Related Person as if such Persons were named in such provisions. Without affecting the Collateral Agent’s responsibilities and duties contained herein, the Collateral Agent shall be entitled to request information from the Trustee regarding the identity of any Holders purporting to be the holders of more than 50% of the outstanding principal amount of the Notes. Additionally, all actions performed by the Collateral Agent will be done upon instructions given by the Trustee (acting pursuant to the written instructions of the requisite Holders) or the holders of more than 50% of the outstanding principal amount of the Notes, and in consultation with its counsel, the cost of which will be borne by the Company. The Notes Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(d) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction, at the expense of the Company, to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.05 (and Section 7.06) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(e) BNY Trust Company Canada shall initially act as Notes Collateral Agent and shall be authorized to appoint co-notes collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the Hedging Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(f) The Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, on or after the Issue Date, whether executed on or after the Issue Date, (ii) enter into the Hedging Intercreditor Agreement, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Collateral Documents and the Hedging Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the Hedging Intercreditor Agreement and (v) perform and observe its obligations under the Collateral Documents and the Hedging Intercreditor Agreement.

(g) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement.

(h) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with the laws of the Province of Alberta and the federal laws of Canada can be perfected only by possession. Should the Trustee or the Canadian Co-Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee or the Canadian Co- Trustee, as applicable, shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(i) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee, the Canadian Co-Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Company’s or any Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Collateral Document or the Hedging Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of more than 50% of the principal amount of the Notes or as otherwise provided in the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee, the Canadian Co-Trustee or any Holder as to any of the foregoing.

(j) If the Company or any Guarantor (i) incurs any obligations in respect of First-Priority Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First-Priority Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an inter-creditor agreement (on substantially the same terms as the Hedging Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First-Priority Obligations so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(k) No provision of this Indenture, the Hedging Intercreditor Agreement or any Collateral Document shall require the Notes Collateral Agent (or the Trustee or Canadian Co-Trsutee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee or Canadian Co-Trsutee in the case of the Notes Collateral Agent) if it shall have received indemnity satisfactory to the Notes Collateral Agent against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Hedging Intercreditor Agreement or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Notes Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Notes Collateral Agent in its sole discretion, protecting the Notes Collateral Agent from all such liability. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(l) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any Guarantor under this Indenture, the Hedging Intercreditor Agreement and the Collateral Documents. None of the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee shall be responsible for the existence, genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any this Indenture, any Collateral Documents, the Hedging Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Hedging Intercreditor Agreement or any Collateral Document; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Hedging Intercreditor Agreement and the Collateral Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Hedging Intercreditor Agreement and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Hedging Intercreditor Agreement and any Collateral Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Hedging Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Collateral Documents and the Hedging Intercreditor Agreement.

(m) The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Hedging Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Hedging Intercreditor Agreement and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(n) Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by two Officers (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee or the Canadian Co-Trustee, any Collateral Document to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 12.05(n), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Documents have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents. Notwithstanding anything to the contrary herein, in no event shall the Notes Collateral Agent be obligated to enter into any Collateral Document after the Issue Date, including, without limitation, any Collateral Document which relates to Collateral located outside of Canada.

(o) Subject to the provisions of the applicable Collateral Documents and the Hedging Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Hedging Intercreditor Agreement and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Hedging Intercreditor Agreement or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of more than 50% of the aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(p) After the occurrence of an Event of Default, the Trustee may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Hedging Intercreditor Agreement.

(q) In each case that the Notes Collateral Agent may or is required hereunder or under the Collateral Documents or the Hedging Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Collateral Documents or the Hedging Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of more than 50% of the principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of more than 50% of the principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of more than 50% of the principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of more than 50% of the principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(s) Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Note Documents (including without limitation the filing or continuation of any financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee be responsible for, and none of the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby

(t) Notwithstanding any other provision hereof, neither the Notes Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under the Hedging Intercreditor Agreement or any Collateral Document except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee each reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the Grantor, the holders of more than 50% of the aggregate principal amount of the Notes shall direct the Notes Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

Section 12.06 Authorization of Receipt of Funds by the Notes Collateral Agent Under the Collateral Documents.

The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee, the Canadian Co-Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under any Intercreditor Agreement, as applicable, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee, the Canadian Co-Trustee and the Holders in accordance with the provisions of Section 6.11 hereto and the other provisions of this Indenture.

Section 12.07 Voting

In connection with any matter under the Collateral Documents requiring a vote of holders of First- Priority Obligations (as defined in the Hedging Intercreditor Agreement), the holders of such First-Priority Obligations, shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee or the Notes Collateral Agent, as applicable shall vote the total amount of the Notes as a block in respect of any vote under the Collateral Documents.

ARTICLE 13
MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Company, any Guarantor, the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

GAC HoldCo Inc.

2400, 525 8th Avenue SW

Calgary, Alberta T2P 1G1, Canada,

Attention: Chief Executive Officer

Email: rlogan@greenfireoilandgas.com

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, 7th Floor East

New York, NY 10286

Attn: Corporate Trust Administration

Facsimile: (212) 815 5366

Telephone: (212)-815-5811

If to the Canadian Co-Trustee and Notes Collateral Agent:

BNY Trust Company of Canada

1 York Street, 6th Floor

Toronto, Ontario M5J 0B6

Attention: Corporate Trust Administration

Facsimile: (416) 360-1711

Email: csmtoronto@bnymellon.com

Telephone: (416) 933-8500

The Company, any Guarantor, the Notes Collateral Agent, the Trustee or the Canadian Co-Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic means; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and the Notes Collateral Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (including, without limitation, the Notes or the Collateral Documents, any Guarantee, and any Officer’s Certificate) shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Document, the Company shall furnish to the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent, as the case may be:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee, the Canadian Co-Trustee and/or the Notes Collateral Agent, as the case may be (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Document relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or the Canadian Co-Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Document must include:

(1) a statement that the Person making such certificate or opinion has read and understands, such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees and the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06 Governing Law; Jurisdiction.

(a) The internal law of the State of New York will govern and be used to construe this Indenture, the Units, Notes and the Guarantees. Each Collateral Document will be governed by, and construed in accordance with, the laws of the State of New York or the laws of one or more Provinces of Canada.

(b) Each of the Company and each Guarantor, if any, irrevocably consents and submits, for itself and in respect of any of its assets or property, to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the securities, and waives any immunity from the jurisdiction of such courts. Each of the Company and each Guarantor, if any, irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Company and each Guarantor, if any, agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and any Guarantor, if any, as applicable, and each of the Company and any Guarantor, if any, waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Company’s and the applicable Guarantor’s, as applicable, jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that neither the Company nor any Guarantor waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

Section 13.07 Additional Information.

Any Holder of the Notes or prospective investor may obtain a copy of the Offering Memorandum without charge by writing to GAC HoldCo Inc., 2400, 525 8th Avenue SW, Calgary, Alberta T2P 1G1, Canada, Attention: Chief Executive Officer.

Section 13.08 Payment Date Other than a Business Day.

If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.09 Currency Indemnity.

(a) The Company, and each Guarantor, shall pay all sums payable under this Indenture, the Notes or such Note Guarantee, as applicable, solely in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars by any payee, in respect of any sum expressed to be due to it from the Company or any Guarantor, shall only constitute a discharge to the Company or any such Guarantor to the extent of the U.S. dollar amount which a Person is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which such payee is able to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the Trustee under this Indenture or any Holder under this Indenture or any Note, the Company, and any Guarantor, shall indemnify such payee against any loss it sustains as a result. In any event, the Company and the Guarantors shall indemnify each payee, to the extent permitted under applicable law, against the cost of making any purchase of U.S. dollars. For the purposes of this Section 13.09, it shall be sufficient for a payee to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which it was able to do so. In addition, payees shall also be required to certify in a satisfactory manner the need for a change of the purchase date.

(b) The indemnities described in Section 13.09(a):

(1) constitute a separate and independent obligation from the other obligations of the Company and the Guarantors;

(2) shall give rise to a separate and independent cause of action;

(3) shall apply irrespective of any indulgence granted by any Holder or the Trustee; and

(4) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, any Note or any Note Guarantee.

Section 13.10 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Indenture, the Company (i) acknowledges that it has irrevocably designated and appointed Corporation Service Company, 19 West 44th Street, Suite 200, New York, NY 10036, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any U.S. federal or New York State court located in The Borough of Manhattan, The City of New York, or brought by the Trustee (whether in their individual capacity or in their capacity as Trustee hereunder), (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Corporation Service Company and written notice of said service to the Company (mailed or delivered to the Company, at its principal office as specified in Section 13.01 hereof), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Corporation Service Company in full force and effect so long as this Indenture shall be in full force and effect.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding arising out of or relating to this Indenture or the Notes in any federal or state court in the State of New York, The Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 13.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12 Force Majeure.

In no event shall the Trustee, the Canadian Co-Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, governmental action, wire, communications or computer (software and hardware) services.

Section 13.13 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. If any of the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent, as applicable, consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, Canadian Co-Trustee and Notes Collateral Agent, as applicable.

Section 13.14 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.15 Waiver of Jury Trial.

The Company, each Guarantor, each Holder by its acceptance of the Notes, the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Collateral Documents or the transactions contemplated hereby.

Section 13.16 Counterpart Originals.

The parties may sign any number of copies of this Indenture, including in electronic .pdf format.

Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.17 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.18 Hedging Intercreditor Agreements.

Reference is made to the Hedging Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) agrees that it will be bound by and will take no actions contrary to the provisions of the Hedging Intercreditor Agreement and (b) upon receipt of an Officer’s Certificate from the Company confirming that the Hedging Intercreditor Agreement is substantially in the form attached as Exhibit E hereto, authorizes and instructs the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent, as applicable, to enter into the Hedging Intercreditor Agreement as Trustee, Canadian Co-Trustee and as Notes Collateral Agent, as the case may be, and on behalf of such Holder, whether executed on or after the Acquisition Closing Date, including without limitation, making the representations of the Holders contained therein.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GAC HOLDCO INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	CFO

[Signature Page to Nexus Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Agent

[Signature Page to Nexus Indenture]

BNY TRUST COMPANY OF CANADA,
as Canadian Co-Trustee

By:	/s/ Bhawna Dhayal
	Name :	Bhawna Dhayal
	Title:	Vice-President

BNY TRUST COMPANY OF CANADA,
as Notes Collateral Agent

By:	/s/ Bhawna Dhayal
	Name:	Bhawna Dhayal
	Title:	Vice-President

[Signature Page to Nexus Indenture]

EXHIBIT A-1

FORM OF NOTE

[Face of QIB / Regulation S Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Canadian Restricted Legend, if applicable pursuant to the provisions of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of this Indenture]

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CUSIP/ISIN [36136L AA2 / US36136LAA26]1 / [C7054L AA8 / USC7054LAA82]2

12.000% Senior Secured Notes due 2025

No.___	$___________

GAC HOLDCO INC.

promises to pay to Cede & Co., or its registered assigns, the principal sum of________________________________________________DOLLARS ($[ ]), or such other amount as indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto, on August 15, 2025.

Interest Rate: 12.000% per annum

Interest Payment Dates: February 15 and August 15, commencing February 15, 2022

Record Dates: February 1 and August 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Dated: August 12, 2021

[1]	144A
[2]	Regulation S

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

GAC HOLDCO INC.

By:
Name:
Title:

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This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Signatory

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[Back of Note]

12.000% Senior Secured Notes due 2025

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. GAC HoldCo, Inc., a corporation formed under, and governed by, the laws of the Province of Alberta, Canada (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 12.000% per year, payable semi-annually in arrears on the Interest Payment Dates set forth on the face of this Note to the Holders of record on the immediately preceding Record Date, as set forth on the face of this Note. Interest on the Notes will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from August 12, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest (including post-petition interest in any proceeding under any Insolvency Laws) on overdue principal, premium, if any, and interest (without regard to any applicable grace period) from time to time on demand at the rate equal to 1.0% per annum in excess of 12.000% to the extent lawful. Interest not paid when due, and any interest on principal, premium or interest not paid when due, will be paid to Persons who are Holders on a special record date to be fixed by the Company, provided, that no such special record date may be less than 10 days prior to the related payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and any increases in that rate due to defaulted interest (unless the Indenture states otherwise).

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding an Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).

The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Indenture and the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 2:00 p.m. Eastern Time on the Business Day prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Not later than 2:00 p.m. Eastern Time on the Business Day prior to the due date of any principal of, or interest on, any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds and designated for and sufficient to pay such amounts.

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At any time that Notes are held as Definitive Notes, such Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that such payment by check may only be paid so long as no Event of Default under the Indenture has occurred and is continuing.

All payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided, that no Event of Default is continuing.

(4) INDENTURE; COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of August 12, 2021 (the “Indenture”) among the Company, the Guarantors, the Trustee, the Canadian Co-Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured by the Collateral under the Collateral Documents.

(5) RANKING. This Note shall constitute a senior obligation of the Company and the Obligation of the Company under the Indenture and this Note shall be secured pursuant to the Collateral Documents and will be subject to any Intercreditor Agreement.

(6) OPTIONAL REDEMPTION. The Notes are subject to redemption as provided in Article 3 of the Indenture.

(7) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption, sinking fund or other reserve payments with respect to the Notes (other than the mandatory redemption pursuant to section 8 below).

(8) SPECIAL REDEMPTION.

(a) On or prior to the Issue Date, the purchasers of the Notes will deposit the proceeds from the offering of the Notes (the “Escrow Amount”) in an escrow account (the “Escrow Account”) with the Escrow Agent, to be held and released in accordance with the terms of the Escrow Agreement to be entered into among the Company, the Escrow Agent, HEAC and CANOS.

(b) Once closing of the offering has occurred, the Escrow Amount will be held in either the Escrow Account, bearing interest at the deposit bank’s prevailing rate, or one or more permitted investments as the Company may instruct in writing from time to time.

(c) Pursuant to the Escrow Agreement, the parties have agreed that any release of the Escrowed Proceeds commencing on the Effective Date and ending on and including October 8, 2021, all payment instructions relating to the Escrow Amount must be jointly signed by the Company, HEAC and CANOS (the “Joint Payment Instruction”). “Effective Date” means the “Closing Escrow Date” as defined and determined in accordance with the terms of the Acquisition Agreement.

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(d) Pursuant to an Escrow Instruction Agreement among the Company, HEAC and CANOS to be entered into concurrently with the Escrow Agreement, the parties have agreed, among other things, that their respective solicitors will enter into a trust arrangement pursuant to which each party will deliver an executed but undated Joint Payment Instruction to HEAC’s solicitors directing the Escrow Agent to release the Purchase Price from escrow to the Vendor, with such Joint Payment Direction to be held in trust and which will not be releasable until certain specified documentation required for closing has been delivered to HEAC’s solicitors. Provided the trust arrangement conditions have been satisfied on or before a specified time on October 8, 2021, the Joint Payment Instruction will be released to the Escrow Agent (the “Escrow Release Condition”) and the Escrow Agent will be required to release the purchase price from escrow to the Vendor in accordance with the terms of the Escrow Agreement, and upon receipt of the purchase price, and the parties solicitors will release from trust all other closing deliverables and closing of the Acquisition will have been completed.

(e) In accordance with the terms of the Notes, if the closing of the Acquisition, but for the payment of or receipt of the purchase price and the release of closing documents, has not occurred on or before October 8, 2021 (the “Repayment Deadline”), the Company will be required to within two (2) Business Days of the Repayment Deadline to provide notice that it will redeem, in whole but not in part, all of the outstanding Notes in cash at a redemption price (the “Special Redemption Price”) equal to the offering price of the Notes, plus 1% of the aggregate principal amount of the Notes as a premium, together with all accrued and unpaid interest thereon as described below.

(f) The Company will promptly (but in no event later than the Repayment Deadline) notify the Trustee in writing if the Escrow Release Condition has not been satisfied on or before the Repayment Deadline (and such other information as may be required under the Indenture in connection therewith), and the Trustee will, no later than five Business Days following receipt of such notice from the Company (such date of notification to the holders, the “Special Redemption Notice Date”), notify the holders that the Notes will be redeemed at the Special Redemption Price on the date selected by the Company in the notice to the Trustee, which shall be no less than 15 days and no more than 30 days following the Special Redemption Notice Date (such date, the “Special Redemption Date”), in each case, in accordance with the applicable provisions of the Indenture. All of the outstanding Notes will be redeemed at the Special Redemption Price on the Special Redemption Date automatically and without any further action by the holders of the Notes. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Redemption Date, the Company will irrevocably deposit with the Trustee funds sufficient, together with the net proceeds from the offering of the Notes held in the Escrow Account (which the Company shall direct the Escrow Agent to deliver to the Trustee), to pay the Special Redemption Price for the Notes. If such deposit is made as provided above, the Notes will cease to bear interest on and after the Special Redemption Date.

(g) Unless the Escrow Agent has disbursed the funds on deposit in the Escrow Account in accordance with the terms of the Escrow Agreement as described above prior to the Repayment Deadline, then, not less than one Business Day prior to the Special Redemption Date, the Company shall direct the Escrow Agent to release the entire amount of the funds to the Trustee for payment to the holders of the Notes on the Special Redemption Date. The Company and the Guarantor shall remain jointly and severally liable to pay to the Trustee such amount in cash as is necessary to redeem the Notes in whole, and not in part, on the Special Redemption Date at the applicable redemption price set forth above, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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(h) Upon the redemption of the Notes in such circumstances, the Warrants shall be deemed to have been surrendered for cancellation and shall be of no further force or effect.

(9) REPURCHASE AT THE OPTION OF HOLDER.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part of that Holder’s Note pursuant to a Change of Control Offer, as provided in Section 4.16 of the Indenture, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to but not including, the date of purchase. When the aggregate amount of Excess Proceeds of Asset Sales exceeds US$15.0 million, the Company shall be required to make an Asset Sale Offer to all Holders of Notes, as provided in Section 4.17 of the Indenture, with an offer price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, prepayment or redemption. In addition, if the Company and its Restricted Subsidiaries have Excess Cash Flow for any six-month period (provided that the first period shall commence from the Acquisition Closing Date), then the Company will be required to make an Excess Cash Flow Offer to all Holders of Notes, as provided in Section 4.19 of the Indenture, with an offer price equal to 106% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including, the date of repurchase.

(b) Holders of Notes that are the subject of an offer to purchase will receive notice of a Change of Control Offer, an Asset Sale Offer or an Excess Cash Flow Offer, as applicable, from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase “ attached to the Notes.

(10) NOTICE OF REDEMPTION. Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Notices of redemption (other than any such notice given in respect of a redemption to be made pursuant to Section 3.07(e)) may be conditional.

(11) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of, or exchange, any Note or certain portions of a Note.

(12) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.

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(13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Collateral Documents and the Note Guarantees may be amended or supplemented with the consent of the Holders of more than 50% of the aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes, the Collateral Documents or the Note Guarantees may be waived with the consent of the Holders more than 50% of the principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Collateral Documents, the Notes and the Note Guarantees may be amended or supplemented to cure any omission, ambiguity, mistake, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(14) DEFAULTS AND REMEDIES. If any Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice and the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may instruct the Notes Collateral Agent to enforce the Collateral, subject to the provisions of the Indenture and the Collateral Documents.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders more than 50% of the principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to the requirements set forth in the Indenture.

The Company shall deliver to the Trustee and the Canadian Co-Trustee, at least once in each twelve month period beginning on the date of the Indenture, and within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate regarding compliance with all conditions and covenants under the Indenture and Collateral Documents and, if the Company is not in compliance, the Company must specify any Defaults. So long as any of the Notes are outstanding, the Company will deliver to the Trustee and the Canadian Co-Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default. The Trustee may withhold from Holders the notice of any Default if, and so long as, the Trustee and the Canadian Co-Trustee determine in good faith that withholding the notice is in the interests of the Holders of the Notes, except a Default or Event of Default relating to the payment of principal, premium, if any, and interest, if any.

The Holders of more than 50% in aggregate principal amount of the then outstanding Notes by written notice to the Trustee, or the Notes Collateral Agent, as applicable, may, on behalf of the Holders of all of the Notes, rescind an acceleration or any instruction to enforce the Collateral, except where such rescission would conflict with any judgment or decree, or waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

(15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not a Trustee.

(16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

A-1-9

(17) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

GAC HoldCo Inc.

2400, 525 8th Avenue SW

Calgary, Alberta T2P 1G1, Canada,

Attention: Chief Executive Officer

A-1-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint___________________________________________________________to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ________

Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.16, Section 4.17 or Section 4.19 of the Indenture, check the appropriate box below:

☐ Section 4.16	☐ Section 4.17	☐ Section 4.19

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.16, Section 4.17 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$____________

Date: _____________

Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:____________________________

Signature Guarantee*: ___________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A-1-13

EXHIBIT A-2

[FORM OF UNIT]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF U.S. RESTRICTED NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE DISTRIBUTION DATE OF THE SECURITY AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

A-2-1

No.

CUSIP/CINS

GAC HoldCo Inc.

Certificate for Units Consisting of

12.000% Senior Secured Notes due 2025

and Warrants to Purchase Common Shares

This Units Certificate certifies that Cede & Co. is the registered Holder of the number of Units set forth above or such other number of Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto. Each Unit consists of $1,000 principal amount of 12.000% Senior Secured Notes due 2025 of GAC HoldCo Inc. (the “Company”) (the “Notes”) and one warrant to purchase common shares of the Company, subject to adjustment (the “Warrants”). The Notes and the Warrants will trade as Units until the Separation Date, after which the Warrants separate from the Notes and will become separately transferable.

The Units represented by this Certificate are issued pursuant to the Indenture, dated as of August 12, 2021 among the Company and The Bank of New York Mellon, as Trustee, (the “Indenture”) and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes are governed by the Indenture, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of the Units represented by this Certificate consents by acceptance hereof. The terms of the Warrants are governed by the warrant agreement (the “Warrant Agreement”), dated as of August 12, 2021, by and between the Company and The Bank of New York Mellon, as warrant agent (in such capacity, the “Warrant Agent”), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

Reference is made to the further provisions of this Unit Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Copies of the Indenture and the Warrant Agreement are on file at the office of the Company and are available to any holder on written request and without cost.

Until the Separation Date, the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.

All payments on the Notes constituting part of the Units shall be paid on the dates and in the manner set forth in the Indenture and the Notes to the Person in whose name this Unit Certificate is registered at the close of business on the Record Date for the relevant payment date.

The Units shall terminate on the earliest to occur of (i) 30 days after the closing of the Acquisition and (ii) such date as Imperial Capital, LLC, in its sole discretion, shall determine (such date, the “Separation Date”). Until the Separation Date, the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.

A-2-2

If at any time, (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary is not appointed by the Company within 120 days after the Company receives such notice or become aware of such condition, as the case may be, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue physical Units, then in such event the Company will execute, and the Trustee will authenticate and deliver, Units in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Global Security in exchange for this Global Security. Such Units in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Units to the Persons in whose names such Global Securities are so registered.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of any future Intercreditor Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between The Bank of New York Mellon, as First Lien Representative, BNY Trust Company of Canada, as the Indenture Collateral Agent, a certain Hedge Provider and the Initial Hedge Provider Representative and any other Hedge Providers and Representatives from time to time party thereto.

This Unit Certificate shall not be valid unless countersigned by the Unit Agent, as such term is used in the Indenture. The Company and the Unit Agent may deem and treat Holders as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

Notwithstanding any of the above, to the extent a conflict, ambiguity, defect, omission, mistake or inconsistency exists between this Unit Certificate and the Indenture, the Indenture controls, supersedes and supplements this certificate.

The Indenture and the Units represented by this Certificate shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Unit Certificate which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-2-3

GAC HOLDCO INC.

By:
Name:
Title:

A-2-4

TRUSTEES CERTIFICATE OF AUTHENTICATION

This is one of the Units referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated:

A-2-5

Assignment Form

If you the Holder want to assign the Units represented by this Certificate, fill in the form below and have your signature guaranteed:

I or we assign and transfer the Units represented by this Certificate to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint______________________________________________________ agent to transfer the Units represented by this Certificate on the books of the Company.

The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Unit Certificate)

Signature Guarantee: _________________

Certificate of Transfer

In connection with any transfer of the Units represented by this Certificate occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of the Units represented by this Certificate (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 12, 2021, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the Units represented by this Certificate are being transferred:

[Check One]

(1) ___	to the Company or a subsidiary thereof; or

(2) ___	pursuant to and in compliance with Rule 144A under the Securities Act and Canadian Securities Legislation; or

(3) ___	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act and Canadian Securities Legislation; or

(5) ___	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___	pursuant to an effective registration statement under the Securities Act.

A-2-6

Unless one of the boxes is checked, the Trustee will refuse to register any of the Units evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Units, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and Canadian Securities Legislation.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register the Units represented by this Certificate in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Unit Certificate)

Signature Guarantee: _______________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing the Units represented by this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Furthermore, the undersigned also confirms that the undersigned is not a resident of Canada and is not otherwise subject to Canadian securities legislation and requirements.

Dated:

NOTICE: To be executed by an executive officer

A-2-7

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL UNIT

The following increases or decreases in this Unit have been made:

Date of Exchange	Decrease in Units	Increase in Units	Total Units following such decrease or increase	Signature of authorized signatory of Unit Agent

A-2-8

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GAC HoldCo Inc.

2400, 525 8th Avenue SW

Calgary, Alberta T2P 1G1, Canada, Attention: Chief Executive Officer Attention: Robert B. Logan

Email: rlogan@greenfireoilandgas.com

The Bank of New York Mellon, as Trustee 240 Greenwich Street, 7th Floor East

New York, NY 10286

Attention: Corporate Trust Administration Facsimile: (212) 815 5366

Telephone: (212)-815-5811

Re: 12.000% Senior Secured Notes due 2025

Reference is hereby made to the Indenture, dated as of August 12, 2021 (the “Indenture”), among GAC HoldCo Inc., as issuer (the “Company “), The Bank of New York Mellon, as trustee (in such capacity, collectively, the “Trustee”), and BNY Trust Company of Canada, as Canadian Co-Trustee (in such capacity, collectively, the “Canadian Co-Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. For the purposes of this Certificate, prior to the Separation Date, references to the Notes shall be deemed to be references to the Units, as the context requires.

_____________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the QIB Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to an in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that: (i) the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States; and (ii) either the Transfer is to a Person who is not subject to Canadian Securities Legislation or if the Person is subject to Canadian Securities Legislation, the Transfer is to an Accredited Investor within the meaning of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators or Section 73.3 of the Securities Act (Ontario), as applicable, and the Person has completed Annex B to this Form of Certificate of Transfer as the same may be amended or replaced from time to time to comply with applicable Canadian Securities Legislation. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer [will be subject to the restrictions on Transfer] enumerated in the Private Placement Legend printed on the QIB Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act and the applicable securities laws of other jurisdictions.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person; and (v) either the transfer is to a Person who is not subject to Canadian Securities Legislation or if the Person is subject to Canadian Securities Legislation, the Transfer is to an Accredited Investor within the meaning of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators or Section 73.3 of the Securities Act (Ontario), as applicable, and the Person has completed Annex B to this Form of Certificate of Transfer as the same may be amended or replaced from time to time to comply with applicable Canadian Securities Legislation. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act and the applicable securities laws of other jurisdictions.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, Canadian Securities Legislation and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act and Canadian Securities Legislation. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the the Restricted Definitive Notes and in the Indenture and the Securities Act and Canadian Securities Legislation.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP_______ ), or

(ii)	☐ Regulation S Global Note (CUSIP_______ ).

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ QIB Global Note (CUSIP______ ), or

(ii)	☐ Regulation S Global Note (CUSIP ), in accordance with the terms of the Indenture.

3.	The Transferee:

[CHECK ONE]

(a)	☐ is a Person who is not subject to Canadian Securities Legislation, or

    (b) ☐ is subject to Canadian Securities Legislation, and the transfer is to an Accredited Investor within the meaning of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators or Section 73.3 of the Securities Act (Ontario), as applicable, and the Person has completed Annex B to this Form of Certificate Transfer as the same may be amended or replaced from time to time to comply with applicable Canadian Securities Legislation.

ANNEX B

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GAC HoldCo Inc.

2400, 525 8th Avenue SW

Calgary, Alberta T2P 1G1, Canada, Attention: Chief Executive Officer Attention: Robert B. Logan

Email: rlogan@greenfireoilandgas.com

The Bank of New York Mellon

240 Greenwich Street, 7th Floor East New York, NY 10286

Attention: Corporate Trust Administration Facsimile: (212) 815 5366

Telephone: (212)-815-5811

Re: 12.000% Senior Secured Notes due 2025

(CUSIP________ )

Reference is hereby made to the Indenture, dated as of August 12, 2021 (the “Indenture”), among GAC HoldCo Inc., as issuer (the “Company”), The Bank of New York Mellon, as trustee (in such capacity, collectively, the “Trustee”), and BNY Trust Company of Canada, as Canadian Co-Trustee (in such capacity, collectively, the “Canadian Co-Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. For the purposes of this Certificate, prior to the Separation Date, references to the Notes shall be deemed references to the Units, as the context requires.

________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act and the applicable securities laws of other jurisdictions.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ QIB Global Note or ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act and applicable Canadian securities legislation and requirements, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act and the applicable securities laws of other jurisdictions.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: __________

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________, 20[●], among ________ (the “Guaranteeing Subsidiary”), a subsidiary of __________ (or its permitted successor), a_________ corporation (the “Company”), the Company, The Bank of New York Mellon, as trustee (in such capacity, collectively, the “Trustee”), and BNY Trust Company of Canada, as Canadian Co-Trustee (in such capacity, collectively, the “Canadian Co-Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 12, 2021 providing for the issuance of 12.000% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “ Guarantee “);

WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture; (ii) an Officers’ Certificate stating that all conditions precedent under the Indenture for the execution of this Supplemental Indenture have been satisfied; and (iii) an Officers’ Certificate certifying the resolutions of the Board of Directors of the Company authorizing this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

2. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

3. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: __________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GAC HOLDCO INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
as trustee,

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA
as Canadian Co-Trustee

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA
as Notes Collateral Agent

By:
Name:
Title:

EXHIBIT E

FORM OF HEDGING INTERCREDITOR AGREEMENT

[Attached]

E-1

EXHIBIT F

FORM OF NOTICE OF MANDATORY EXCHANGE

[On Company letterhead]

Notice of Mandatory Exchange

GAC HOLDCO INC.                                        [●], 2022

RE: Mandatory Exchange

Issuer Name: GAC HoldCo Inc.

Unit Cusip Number(s) and Description: [●]

Cede & Co Pre-Balance:

Cede & Co Post-Balance:

Effective Date: [●], 2022

Allocation/Payment Date: [●], 2022

Exchange Rate (per $1,000 principal amount, up to 8 decimal places): [●]

New Cusip Number(s) and Description: [●]

New Entitlement Share Amount (if applicable): [●]

Issuer’s Counsel Contact: [●]

Issuer’s Operational Contact: [●]

A copy of the July 27, 2021 Offering Circular relating to the GAC HoldCo Inc.’s Units, 12.000% Senior Secured Notes due 2025 and Warrants to Purchase Common Shares can be provided to DTC in connection with this corporate action.

This corporate action is not subject to constructive receipts. This security is not treated as a “section 871(m) transaction” under the Internal Revenue Code, US Treasury Regulations and IRS Notice 2016-76.

GAC HOLDCO INC.

By:
Name:
Title:

F-1